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PROSPECTUS SUPPLEMENT
(To Prospectus dated June 18, 2003)

$400,000,000

Series C Medium-Term Notes
Due Nine Months or More From Date of Issue

We may offer from time to time up to $400,000,000 aggregate initial offering price, or its equivalent in one or more foreign currencies, of our Series C Medium-Term Notes Due Nine Months or More From Date of Issue. This aggregate initial offering price is subject to reduction as a result of the sale by us of other securities described in the accompanying prospectus. Prior to the date of this prospectus supplement, we issued Series C Medium-Term Notes with an aggregate initial offering price of $552,000,000. Each note will mature on any day nine months or more from the date of issue, as specified in the applicable pricing supplement to this prospectus supplement, and may be subject to redemption at our option or repayment at the option of the holder of that note, in each case, in whole or in part, prior to its stated maturity date, if and as specified in the applicable pricing supplement. In addition, each note will be denominated or payable, or both, in United States dollars or a foreign currency, as specified in the applicable pricing supplement. The notes, other than notes denominated or payable in a foreign currency, will be issued in minimum denominations of $1,000 and integral multiples of $1,000, unless otherwise specified in the applicable pricing supplement, while notes that are denominated or payable in a foreign currency will be issued in the minimum denominations specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, notes will bear interest at fixed rates or at floating rates. The applicable pricing supplement will specify whether a floating rate note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note and whether the rate of interest on that note is determined by reference to one or more of the CD rate, the CMT rate, the commercial paper rate, the eleventh district cost of funds rate, the federal funds rate, LIBOR, the prime rate or the treasury rate, or any other interest rate basis or formula, as adjusted by any spread or spread multiplier or both. Interest on each floating rate note will accrue from its date of issue and, unless otherwise specified in the applicable pricing supplement, will be payable monthly, quarterly, semiannually or annually in arrears, as specified in the applicable pricing supplement and on the maturity date or date of earlier redemption or repayment. Unless otherwise specified in the applicable pricing supplement, the rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement. Interest on each fixed rate note will accrue from its date of issue and, unless otherwise specified in the applicable pricing supplement, will be payable semiannually in arrears on April 1 and October 1 of each year and on the maturity date or date of earlier redemption or repayment. Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate.

The interest rate, or formula for the determination of the interest rate, applicable to each note and the other variable terms of that note will be established by us on the date of issue of that note and will be specified in the applicable pricing supplement. We may change the interest rates or formulas and other terms of notes, but no change will affect any note already issued or as to which an offer to purchase has been accepted by us.

Each note will be issued in book-entry form or, if so specified in the applicable pricing supplement, in fully registered certificated form. Each book-entry note will be represented by one or more fully registered global securities deposited with or on behalf of The Depository Trust Company and registered in the name of The Depository Trust Company or its nominee. Interests in the global securities will be shown on, and transfers of the global securities will be effected only through, records maintained by The Depository Trust Company (with respect to its participants) and its participants (with respect to beneficial owners).

Investing in the notes involves risks. See “Certain Risk Factors” on page S-3 of this prospectus supplement and
“Risk Factors” on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the notes or passed upon the accuracy or adequacy of this prospectus supplement, the accompanying prospectus, or any applicable pricing supplement. Any representation to the contrary is a criminal offense.

	Price to Public	Agents’ Discounts and Commissions	Proceeds to Company

Per Note	100%	.125% - .750%	99.875% - 99.250%

Total(1)	$400,000,000	$500,000 - $3,000,000	$399,500,000 - $397,000,000

(1)	Or its equivalent in one or more foreign currencies.

We may sell notes to the agents referred to below as principal for resale at varying or fixed offering prices or through the agents as agent using their reasonable efforts on our behalf. We may also sell notes without the assistance of any agent.

If we sell other securities referred to in the accompanying prospectus, we may be limited in offering and selling the entire amount of notes referred to in this prospectus supplement.

Merrill Lynch & Co.
Banc of America Securities LLC
BNY Capital Markets, Inc.
Credit Suisse First Boston
Goldman, Sachs & Co.
JPMorgan
Morgan Stanley
UBS Investment Bank
Wachovia Securities

The date of this prospectus supplement is February 8, 2005.

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TABLE OF CONTENTS

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of its date.

References in this prospectus supplement to “Kimco,” “the Company,” “we,” “us” or “our” are to Kimco Realty Corporation.

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CERTAIN RISK FACTORS

This prospectus supplement does not describe all of the risks of an investment in the notes, whether resulting from those notes being denominated or payable in or determined by reference to a currency other than United States dollars or to one or more interest rate, currency or other indices or formulas or otherwise. We and the agents disclaim any responsibility to advise you of those risks as they exist at the date of this prospectus supplement or as they change from time to time. You should consult your own financial and legal advisors as to the risks entailed by an investment in those notes and the suitability of investing in those notes in light of your particular circumstances. The notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the applicable interest rate index or currency index or other indices or formulas. You should carefully consider, among other factors, the matters discussed below.

Structure Risks

An investment in notes indexed, as to principal, premium, if any, and/or interest, if any, to one or more currencies (including exchange rates and swap indices between currencies), commodities, interest rates or other indices or formulas, either directly or inversely, entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. Those risks include, without limitation, the possibility that those indices or formulas may be subject to significant changes, that no interest will be payable or that interest will be payable at a rate lower than one applicable to a conventional fixed rate or floating rate debt security issued by us at the same time, that the repayment of principal or premium, if any, or both, may occur at times other than that expected by the holder or beneficial owner of that note, and that the holder or beneficial owner of the note could lose all or a substantial portion of principal or premium, if any, or both, payable on the maturity date or date of earlier redemption or repayment of that note. Those risks depend on a number of interrelated factors, including economic, financial and political events, over which we have no control. Additionally, if the index or formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to those notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices or formula or formulas will be magnified. In recent years, values of certain indices and formulas have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

Any optional or manadatory redemption feature of the notes might affect the market value of those notes. Since we may choose to or may be required to redeem those notes when prevailing interest rates are relatively low, holders and beneficial owners of those notes generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the current interest rate on those notes.

The notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the notes or the liquidity of that market if one develops.

The secondary market, if any, for the notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable index or indices or formula or formulas, including the complexity and volatility of each such index or formula, the method of calculating the principal, premium, if any, and/or interest, if any, in respect of those notes, the time remaining to the maturity of those notes, the outstanding amount of those notes, any redemption features of those notes, the amount of other debt securities linked to that index or formula and the level, direction and volatility of market interest rates generally. These factors also will affect the market value of those notes. In addition, notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Holders of those notes may not be able to sell those notes readily or at prices that will enable them to realize their anticipated yield. No investor should purchase the notes unless such investor understands and is able to bear the risk that those notes may not be readily saleable, that the value of those notes will fluctuate over time and that these fluctuations may be significant.

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Exchange Rates and Exchange Controls

An investment in foreign currency notes entails significant risks that are not associated with a similar investment in a debt security denominated and payable in United States dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the United States dollar and the currency in which the particular note is payable and the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply and demand for the applicable currencies. In addition, if the formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to foreign currency notes contains a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, rates of exchange between the United States dollar and foreign currencies have been highly volatile and volatility should be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the currency applicable to a foreign currency note against the United States dollar would result in a decrease in the United States dollar-equivalent yield of that foreign currency note, in the United States dollar-equivalent value of the principal and premium, if any, payable on the maturity date or date of earlier redemption or repayment of that foreign currency note, and, generally, in the United States dollar-equivalent market value of that foreign currency note.

Governments or monetary authorities have imposed from time to time, and may in the future impose or revise, exchange controls at or prior to the date on which any payment of principal of, or premium, if any, or interest, if any, on, a foreign currency note is due, which could affect exchange rates as well as the availability of the currency in which that foreign currency note is payable on that date. Even if there are no exchange controls, it is possible that the currency in which that foreign currency note is payable would not be available on the applicable payment date due to other circumstances beyond our control. In these cases, we will be entitled to satisfy our obligations in respect of that foreign currency note in United States dollars.

Credit Ratings

Any credit ratings assigned to our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the trading market for or the trading value of the notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in those notes in light of your particular circumstances.

DESCRIPTION OF NOTES

The notes will be issued as a series of debt securities under an Indenture, dated September 1, 1993, as amended by the First Supplemental Indenture dated August 4, 1994, the Second Supplemental Indenture dated April 7, 1995 and as further amended or supplemented from time to time, between us and The Bank of New York (as successor to IBJ Schroder Bank & Trust Company), as trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the notes and the indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the indenture. Capitalized terms used but not defined in this prospectus supplement will have the meanings given to them in the accompanying prospectus, the notes or the indenture, as the case may be. The term debt securities, as used in this prospectus supplement, refers to all of our debt securities, including the notes, issued and issuable from time to time under the indenture. The following description of the notes will apply to each note offered in connection with this prospectus supplement unless otherwise specified in the applicable pricing supplement.

General

All debt securities, including the notes, issued and to be issued under the indenture are or will be, as the case may be, our unsecured general obligations and rank or will rank, as the case may be, pari passu with all our other unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes are effectively subordinated to the mortgages and our other secured indebtedness to the extent of our assets

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securing the same and to the liabilities of our subsidiaries and our joint ventures. In addition, the notes are effectively subordinated to our subsidiaries’ guarantees of our unsecured revolving credit facility and unsecured bridge loan facility to the extent of such guarantees. The indenture does not limit the aggregate initial offering price of the debt securities that may be issued under the indenture and debt securities may be issued under the indenture from time to time in one or more series up to the aggregate initial offering price from time to time authorized by us for each series.

The notes offered hereby are currently limited to up to $400,000,000 aggregate initial offering price, or its equivalent in one or more foreign currencies. As of the date of this prospectus supplement, we have previously issued $200,000,000 in aggregate initial offering price of our Series C Medium-Term Notes pursuant to a prospectus supplement dated February 5, 2004, $200,000,000 in aggregate initial offering price of our Series C Medium-Term Notes pursuant to a prospectus supplement dated July 28, 2003 and $152,000,000 in aggregate initial offering price of our Series C Medium-Term Notes pursuant to a prospectus supplement dated September 26, 2001. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of additional notes of the same series or other debt securities under the indenture in addition to the $400,000,000 aggregate initial offering price of notes offered by this prospectus supplement. The notes will be offered on a continuous basis and will mature on any day nine months or more from their dates of issue, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, interest-bearing notes will either be fixed rate notes or floating rate notes, as specified in the applicable pricing supplement. Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate.

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest will be made in, United States dollars. The notes also may be denominated in, or payments of principal, premium, if any, and/or interest may be made in, or both, one or more foreign currencies. Those notes are referred to in this prospectus supplement as foreign currency notes. Unless otherwise specified in the applicable pricing supplement, payments in respect of foreign currency notes will be made in the currency in which those foreign currency notes are denominated. The currency in which a note is payable (or, if that currency is no longer legal tender for the payment of public and private debts in the relevant country or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on the European Union, then the currency which is then legal tender in that country for the payment of those debts) is referred to in this prospectus supplement as the specified currency. References in this prospectus supplement to “United States dollars,” “U.S. dollars” and “U.S.$” are to the lawful currency of the United States of America.

Unless otherwise specified in the applicable pricing supplement, purchasers are required to pay for the notes in the applicable specified currencies. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. Each applicable agent through which a foreign currency note is purchased may be prepared to arrange for the conversion of United States dollars into the applicable specified currency to enable the purchaser to pay for the related foreign currency note, provided that a request is made to that agent on or prior to the fifth Business Day (as defined below) preceding the date of delivery of that foreign currency note, or by such other day determined by that agent. Each conversion will be made by an agent on the terms and subject to the conditions, limitations and charges as that agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchaser of each foreign currency note.

Interest rates offered by us with respect to the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. Interest rates or formulas and other terms of notes are subject to change by us from time to time, but those changes will not affect any note already issued or as to which an offer to purchase has been accepted by us.

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Each note will be issued as a book-entry note represented by one or more fully registered global securities or, if so specified in the applicable pricing supplement, as a fully registered certificated note. The authorized denominations of each note other than a foreign currency note will be $1,000 and integral multiples of $1,000, while the authorized denominations of each foreign currency note will be specified in the applicable pricing supplement.

Payments of principal of, and premium, if any, and interest, if any, on, book-entry notes represented by global securities will be made by us through the trustee to The Depository Trust Company. In the case of certificated notes, payment of principal and premium, if any, due on the stated maturity date or any prior date on which the principal, or an installment of principal, of each certificated note becomes due and payable, whether by the declaration of acceleration, notice of redemption at our option, notice of the holder’s option to elect repayment or otherwise (the stated maturity date or such prior date, as the case may be, is referred to in this prospectus supplement as the “maturity date” with respect to the principal of the applicable note repayable on that date) will be made in immediately available funds upon presentation and surrender of that note (and, in the case of any repayment on an optional repayment date, upon delivery of a duly completed election form in accordance with the provisions described below) at the office or agency maintained by us for that purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee located at One State Street, New York, New York 10004. Payment of interest due on the maturity date of each certificated note will be made to the person to whom payment of the principal and premium, if any, shall be made. Payment of interest due on each certificated note on any interest payment date (as defined below) other than the maturity date will be made by check mailed to the address of the holder of the note entitled to that interest payment as its address shall appear in our security register. Notwithstanding the foregoing, a holder of $10,000,000 (or, if the applicable specified currency is other than United States dollars, the equivalent of $10,000,000 in the specified currency) or more in aggregate principal amount of notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on any interest payment date other than the maturity date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to such interest payment date. Any such wire transfer instructions received by the trustee shall remain in effect until revoked by that holder of notes. For special payment terms applicable to foreign currency notes, see “Special Provisions Relating to Foreign Currency Notes—Payment of Principal, Premium, if any, and Interest, if any.”

As used in this prospectus supplement, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, such day is also not a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency (or, if the specified currency is the Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to notes as to which LIBOR is an applicable interest rate basis, that day is also a London Business Day (as defined below). “London Business Day” means any day on which commercial banks are open for business, including dealings in the LIBOR Currency (as defined below) are transacted in the London interbank market.

“Principal Financial Center” means (i) the capital city of the country issuing the specified currency, or (ii) the capital city of the country in which the LIBOR currency relates, as applicable, except, in the case of (i) or (ii) above, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney and (solely in the case of the specified currency) Melbourne, Toronto, Frankfurt, Amsterdam, Milan, London (solely in the case of the LIBOR currency), Johannesburg, and Zurich, respectively.

Book-entry notes may be transferred or exchanged only through The Depository Trust Company. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by us for such purpose in the Borough of Manhattan, The City of New York. No service charge will be made by us or the trustee for any such registration of transfer or exchange of notes, but we may require payment of a

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sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transfer or exchange (other than exchanges pursuant to the indenture not involving any transfer).

Redemption at Our Option

Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to, or entitled to the benefit of, any sinking fund. The notes will be redeemable at our option prior to the stated maturity date only if agreed to by us and the purchasers of those notes at the time of sale and an initial redemption date is specified in the applicable pricing supplement. If so specified, the notes will be subject to redemption at our option on any date on or after the applicable initial redemption date in whole or from time to time in part in increments of $1,000 or other minimum denomination specified in that pricing supplement (provided that any remaining principal amount of those notes shall be at least $1,000 or the minimum denomination), at the applicable Redemption Price (as defined below), together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the indenture. “Redemption Price”, with respect to a note, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The initial redemption percentage, if any, applicable to a note shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. See also “—Original Issue Discount Notes.”

Repayment at the Holder of the Note’s Option

The notes will be repayable by us at the option of the holders of those notes prior to the stated maturity date only if agreed to by us and the purchasers of those notes at the time of sale and one or more optional repayment dates are specified in the applicable pricing supplement. If so specified, the notes will be subject to repayment at the option of the holders of those notes on any optional repayment date in whole or from time to time in part in increments of $1,000 or other minimum denomination specified in the applicable pricing supplement (provided that any remaining principal amount of those notes will be at least $1,000 or that other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment.

For any note to be repaid, the Trustee must receive, at its corporate trust office in the Borough of Manhattan, The City of New York, (or any other address of which we shall from time to time notify the holders of the notes) not more than 60 nor less than 30 calendar days prior to the date of repayment, the particular notes to be repaid and:

•	in the case of a Certificated Note, the form entitled “Option to Elect Repayment” duly completed, or

•	in the case of a book-entry note, repayment instructions from the applicable beneficial owner (as defined below) to The Depository Trust Company and forward by The Depository Trust Company.

Only The Depository Trust Company may exercise the repayment option in respect of global securities representing book-entry notes. Accordingly, beneficial owners (as defined below) of global securities that desire to have all or any portion of the book-entry notes represented by the global securities repaid must instruct the participant (as defined below) through which they own their interest to direct The Depository Trust Company to exercise the repayment option on their behalf by forwarding the payment instructions to the trustee as aforesaid. In order to ensure that these instructions are received by the trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult their participants for the respective deadlines. All instructions given to participants from beneficial owners of global securities relating to the option to elect repayment shall be irrevocable. In addition, at the time payment instructions are given, each beneficial owner shall cause the participant through which it owns its interest to transfer that beneficial owner’s interest in the global security representing the related book-entry notes, on The Depository Trust Company records, to the trustee. See “—Book-Entry Notes.”

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If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment of the notes at the option of the registered holders thereof.

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Interest

General

Unless otherwise specified in the applicable pricing supplement, each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as specified in the applicable pricing supplement, until the principal is paid or duly made available for payment. Unless otherwise specified in the applicable pricing supplement, interest payments in respect of fixed rate notes and floating rate notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment with respect to the applicable note) to but excluding the applicable interest payment date or the maturity date, as the case may be (each, an “Interest Period”).

Interest on fixed rate notes and floating rate notes will be payable in arrears on each Interest Payment Date and on the maturity date. Unless otherwise specified in the applicable pricing supplement, the first payment of interest on any note originally issued between a Record Date (as defined below) and the related interest payment date will be made on the interest payment date immediately following the next succeeding Record Date to the registered holder of that note on the next succeeding Record Date. Unless otherwise specified in the applicable pricing supplement, a “Record Date” shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related interest payment date.

Fixed Rate Notes

Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be payable on April 1 and October 1 of each year (each, an “Interest Payment Date”) and on the maturity date. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any Interest Payment Date or the maturity date of a fixed rate note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day with the same force and effect as if made on the date that payment was due, and no additional interest will accrue on that payment for the period from and after that Interest Payment Date or the maturity date, as the case may be, to the date of that payment on the next succeeding Business Day.

Floating Rate Notes

Unless otherwise specified in the applicable pricing supplement, floating rate notes will be issued as described below. The applicable pricing supplement will specify certain terms with respect to which each floating rate note is being delivered, including: whether the floating rate note is a “regular floating rate note,” a “floating rate/fixed rate note” or an “inverse floating rate note,” the fixed rate commencement date, if applicable, fixed interest rate, if applicable, interest rate basis or bases, initial interest rate, if any, interest reset period and dates, interest payment period and dates, index maturity, maximum interest rate and/or minimum interest rate, if any, and spread and/or spread multiplier, if any, as such terms are defined below. If one or more of the applicable interest rate bases is LIBOR or the CMT rate, the applicable pricing supplement will specify the LIBOR currency and LIBOR page or the applicable CMT Telerate Page, respectively, as those terms are referred to below.

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The interest rate borne by the floating rate notes will be determined as follows:

(i)
Unless the floating rate note is designated as a “floating rate/fixed rate note” or an “’inverse floating rate note,” or as having an addendum attached or as having “Other/Additional Provisions” apply, in each case relating to a different interest rate formula, that floating rate note will be designated as a “regular floating rate note” and, except as described below or in the applicable pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases (a) plus or minus the applicable spread, if any, and/or (b) multiplied by the applicable spread multiplier, if any. Commencing on the first interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

(ii)
If the floating rate note is designated as a “floating rate/fixed rate note,” then, except as described below or in the applicable pricing supplement, that floating rate note will bear interest at the rate determined by reference to the applicable interest rate basis or bases (a) plus or minus the applicable spread, if any, and/or (b) multiplied by the applicable spread multiplier, if any. Commencing on the first interest reset date, the rate at which interest on such floating rate/fixed rate note will be payable will be reset as of each interest reset date; provided, however, that (y) the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate and (z) the interest rate in effect for the period commencing on the fixed rate commencement date to the maturity date shall be the fixed interest rate, if that rate is specified in the applicable pricing supplement or, if the fixed interest rate is not specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

(iii)
If the floating rate note is designated as an “inverse floating rate note,” then, except as described below or in the applicable pricing supplement, that floating rate note will bear interest at the fixed interest rate minus the rate determined by reference to the applicable interest rate basis or bases (a) plus or minus the applicable spread, if any, and/or (b) multiplied by the applicable spread multiplier, if any; provided, however, that, unless otherwise specified in the applicable pricing supplement, the interest rate thereon will not be less than zero. Commencing on the first interest reset date, the rate at which interest on that inverse floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

The “spread” is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to that floating rate note. The “spread multiplier” is the percentage of the related interest rate basis or bases applicable to that floating rate note by which the interest rate basis or bases will be multiplied to determine the applicable interest rate on that floating rate note. The “index maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or bases will be calculated.

Unless otherwise specified in the applicable pricing supplement, the interest rate with respect to each interest rate basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable pricing supplement, the interest rate in effect on each day will be (i) if that day is an interest reset date, the interest rate determined as of the interest determination date (as defined below) immediately preceding such interest reset date or (ii) if that day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

Interest on floating rate notes will be determined by reference to the applicable interest rate basis or interest rate bases, which may, as described below, include (i) the CD rate, (ii) the CMT rate, (iii) the commercial paper rate, (iv) the eleventh district cost of funds rate, (v) the federal funds rate, (vi) LIBOR, (vii) the prime rate, (viii) the treasury rate, or (ix) any other interest rate basis or interest rate formula as may be specified in the applicable pricing supplement; provided, however, that the interest rate in effect on a floating rate note for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate; provided, further, that with respect to a floating rate/fixed rate note the interest rate in effect for the period commencing on the fixed rate commencement date to the maturity date will be the fixed interest

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rate, if the fixed interest rate is specified in the applicable pricing supplement or, if the fixed interest rate is not so specified, the interest rate in effect thereon on the day immediately preceding the fixed rate commencement date.

The applicable pricing supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on another specified basis (each, an “interest reset period”) and the dates on which that rate of interest will be reset (each, an “interest reset date”). Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be, in the case of floating rate notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset floating rate notes as to which the treasury rate is an applicable interest rate basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset floating rate notes as to which the eleventh district cost of funds rate is an applicable interest rate basis, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable pricing supplement; and (vi) annually, the third Wednesday of the month specified in the applicable pricing supplement; provided however, that, with respect to floating rate/fixed rate notes, the rate of interest on those notes will not reset after the applicable fixed rate commencement date.

If any interest reset date for any floating rate note would otherwise be a day that is not a Business Day, the particular interest reset date will be postponed to the next succeeding Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and that Business Day falls in the next succeeding calendar month, the particular interest reset date will be the immediately preceding Business Day. In addition, in the case of a floating rate note as to which the treasury rate is an applicable interest rate basis, if the interest determination date would otherwise fall on an interest reset date, the particular interest reset date will be postponed to the next succeeding Business Day.

The interest rate applicable to each Interest Reset Period commencing on the related interest reset date will be the rate determined by reference to the applicable interest rate basis as of the interest determination date and calculated on or prior to the Calculation Date (as defined below), except with respect to LIBOR and the eleventh district cost of funds rate, which will be calculated on the applicable interest determination date. The “interest determination date” with respect to the CD rate, the CMT rate and the commercial paper rate will be the second Business Day preceding the applicable interest reset date; the “interest determination date” with respect to the eleventh district cost of funds rate will be the last working day of the month immediately preceding the applicable interest reset date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below); the “interest determination date” with respect to the federal funds rate, and the prime rate will be the Business Day preceding the related interest reset date; and the “interest determination date” with respect to LIBOR will be the second London Business Day immediately preceding the applicable interest reset date, unless the LIBOR currency is British pounds sterling, in which case the “interest determination date” will be the applicable interest reset date. With respect to the treasury rate, the “interest determination date” will be the day in the week in which the applicable interest reset date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related interest reset date, the interest determination date will be the preceding Friday. The “interest determination date” pertaining to a floating rate note the interest rate of which is determined by reference to two or more interest rate bases will be the latest Business Day which is at least two Business Days before the related interest reset date for the applicable floating rate note on which each interest rate basis is determinable. Each interest rate basis will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date.

A floating rate note may also have either or both of the following: (i) a maximum interest rate, or ceiling, that may accrue during any interest period and (ii) a minimum interest rate, or floor, that may accrue during any interest reset period. In addition to any maximum interest rate that may apply to any floating rate

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note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Except as provided below or in the applicable pricing supplement, interest will be payable, in the case of floating rate notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable pricing supplement (each, an “interest payment date”) and, in each case, the maturity date will also be an interest payment date.

If any interest payment date other than the maturity date for any floating rate note would otherwise be a day that is not a Business Day, the particular interest payment date will be postponed to the next succeeding Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and that Business Day falls in the next succeeding calendar month, that interest payment date will be the immediately preceding Business Day. If the maturity date of a floating rate note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day with the same force and effect as if made on the date that payment was due, and no additional interest will accrue on the payment for the period from and after the maturity date to the date of the payment on the next succeeding Business Day.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from any calculation on floating rate notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one- half cent or unit being rounded upwards).

With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Period. Unless otherwise specified in the applicable pricing supplement, the interest factor for each of those days will be computed by dividing the interest rate applicable to that day by 360, in the case of floating rate notes for which an applicable interest rate basis is the CD rate, the commercial paper rate, the eleventh district cost of funds rate, the federal funds rate, LIBOR or the prime rate, or by the actual number of days in the year in the case of floating rate notes for which an applicable interest rate basis is the CMT rate or the treasury rate. Unless otherwise specified in the applicable pricing supplement, the interest factor for floating rate notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, The Bank of New York will be the “Calculation Agent.” The interest rate applicable to each Interest Period will be determined by the Calculation Agent on or prior to the Calculation Date, except with respect to LIBOR and the eleventh district cost of funds rate, which will be determined on the particular interest determination date. Upon request of the holder of any floating rate note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding interest reset date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the “Calculation Date,” if applicable, pertaining to any interest determination date will be the earlier of (i) the tenth calendar day after that interest determination date, or, if that day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable interest payment date or the maturity date, as the case may be.

Unless otherwise specified in the applicable pricing supplement, the Calculation Agent shall determine each interest rate basis in accordance with the following provisions.

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CD Rate.     Unless otherwise specified in the applicable pricing supplement, “CD rate” means, with respect to any Interest Determination Date relating to a floating rate note for which the interest rate is determined with reference to the CD rate (a “CD rate interest determination date”), (1) the rate on the CD rate interest determination date for negotiable United States dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below), under the caption “CDs (Secondary Market),” or, (2) if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on that CD rate interest determination date for negotiable United States dollar certificates of deposit of the particular index maturity specified in the applicable pricing supplement as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose displaying the applicable rate, under the caption “CDs (Secondary Market)”, or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the CD Rate interest determination date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD rate interest determination date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time, or (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3) the CD rate in effect on such CD rate interest determination date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

CMT Rate.     Unless otherwise specified in the applicable pricing supplement, “CMT rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the CMT rate (a “CMT rate interest determination date”).

(1) if CMT Telerate Page 7051 is specified in the applicable pricing supplement, (a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Moneyline Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) (“Telerate Page 7051”), for the particular Interest determination date, or (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular index maturity and for the CMT rate interest determination date as published in H.15(519) under the caption “Treasury Constant Maturities”, or (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the CMT rate interest determination date for the period of the particular index maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or (d) if the rate referred to in clause (c) is not so published, the rate on the CMT rate interest determination date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three leading primary United States government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a “Reference Dealer”), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than 1 year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or (e) if fewer than five but more than two of the prices referred to in

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clause (d) are provided as requested, the rate on the particular interest determination date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular interest determination date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT rate in effect on the particular interest determination date.

(2)	if CMT Telerate Page 7052 is specified in the applicable pricing supplement:

(a)
the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Moneyline Telerate, Inc. (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) (“Telerate Page 7052”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the CMT rate interest determination date falls, or (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular index maturity and for the week or month, as applicable, preceding the CMT rate interest determination date as published in H.15(519) opposite the caption “Treasury Constant Maturities,” or (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular index maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the CMT rate interest determination date falls, or (d) if the rate referred to in clause (c) is not so published, the rate on the CMT rate interest determination date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than 1 year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the CMT rate interest determination date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the CMT rate interest determination date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New

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York City time, on that interest determination date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the CMT rate interest determination date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT rate in effect on that CMT interest determination date.

If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate.     Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the commercial paper rate (a “commercial paper rate interest determination date”), (1) the Money Market Yield (as defined below) on the commercial paper rate interest determination date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper—Nonfinancial”, or (2) if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the commercial paper rate on that commercial paper rate interest determination date will be the Money Market Yield of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial”, or (3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related Calculation Date, the commercial paper rate on that commercial paper rate interest determination date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that commercial paper rate interest determination date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular index maturity specified in the applicable pricing supplement placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization, or (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the commercial paper rate determined as of that commercial paper rate interest determination date will be the commercial paper rate in effect on that commercial paper rate interest determination date.

“Money Market Yield”     means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =           D x 360           x 100
                            360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Eleventh District Cost of Funds Rate.     Unless otherwise specified in the applicable pricing supplement, “eleventh district cost of funds rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the eleventh district cost of funds rate (an “eleventh district cost of funds rate interest determination date”), (1) the rate equal to the monthly

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weighted average cost of funds for the calendar month immediately preceding the month in which that eleventh district cost of funds rate interest determination date falls as set forth under the caption “11th District” on the display on Moneyline Telerate, Inc. (or any successor service) on Telerate page 7058 (or any other page as may replace the specified page on that service) (“Telerate Page 7058”) as of 11:00 A.M., San Francisco time, on that eleventh district cost of funds rate interest determination date, or (2) if the rate referred to in clause (1) does not so appear on Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as that cost of funds for the calendar month immediately preceding that eleventh district cost of funds rate interest determination date, or (3) if the Federal Home Loan Bank of San Francisco fails to announce the index on or prior to that eleventh district cost of funds rate interest determination date for the calendar month immediately preceding that eleventh district cost of funds rate interest determination date, the eleventh district cost of funds rate in effect on that eleventh district cost of funds rate interest determination date.

Federal Funds Rate.     Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the federal funds rate (a “federal funds rate interest determination date”), (1) the rate on such federal funds rate interest determination date for United States dollar federal funds as published in H.15(519) under the caption “Federal Funds (Effective)” and displayed on Moneyline Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service) (“Telerate Page 120”), or (2) if the rate referred to in clause (1) does not so appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on that federal funds rate interest determination date for United States dollar federal funds published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the federal funds rate interest determination date calculated by the Calculation Agent as an arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that federal funds rate interest determination date, or (4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the federal funds rate in effect on that federal funds rate interest determination date.

LIBOR.     Unless otherwise specified in the applicable pricing supplement, “LIBOR” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to LIBOR (a “LIBOR interest determination date”), (1) if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the related interest reset date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the LIBOR interest determination date, or (2) if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates calculated by the Calculation Agent, or the offered rate, if the LIBOR page by its terms provides only for a single rate, for deposits in the LIBOR currency having the index maturity specified in that pricing supplement, commencing on such interest reset date, that appear (or, if only a single rate is required as aforesaid, appears) on the LIBOR page as of 11:00 A.M., London time, on such LIBOR interest determination date, or (3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the LIBOR page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on such interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in the LIBOR currency in that market at that time, or (4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the

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Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on that LIBOR interest determination date by three major banks (which may include affiliates of the Agents) in the Principal Financial Center selected by the Calculation Agent for loans in the LIBOR currency to leading European banks having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in that LIBOR currency in that market at that time, or (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on that LIBOR interest determination date.

“LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

“LIBOR page” means either (a) if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in that pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR currency, or (b) if “LIBOR Telerate” is specified in the applicable pricing supplement or neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate, Inc. (or any successor service) on the page specified in that pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR currency.

Prime Rate.     Unless otherwise specified in the applicable pricing supplement, “prime rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the prime rate (a “prime rate interest determination date”), (1) the rate on such prime rate interest determination date as published in H.15(519) under the caption “Bank Prime Loan”, or (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the prime rate interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”, or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the prime rate interest determination date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page (as defined below) as the applicable bank’s prime rate or base lending rate as 11:00 A.M., New York City time, on that interest determination date, or, (4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the prime rate interest determination date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that prime rate interest determination date by three major banks which may include affiliates of the agents in The City of New York selected by the Calculation Agent, or (5) the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the prime rate determined as of that prime rate interest determination date will be the prime rate in effect on that prime rate interest determination date.

“Reuters Screen US PRIME1 Page” means the display on the Reuter Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate.     Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined by reference to the treasury rate (a “treasury rate interest determination date”), (1) the rate from the auction held on the treasury rate interest determination date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the index maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) (“Telerate Page 56”) or page 57 (or any other page as may replace that page on that service) (“Telerate Page 57”), or (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation

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Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the treasury rate interest determination date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the treasury rate interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the treasury rate interest determination date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that treasury rate interest determination date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement, or (7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the treasury rate in effect on the treasury rate interest determination date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =           D x N           x 100
                                     360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Other Provisions; Addenda

Any provisions with respect to the notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the Interest Payment Dates, the stated maturity date, any redemption or repayment provisions or any other term relating to the notes, may be modified or supplemented or both as specified under “Other/Additional Provisions” on the face of the notes or in an addendum relating to the notes, if so specified on the face of the applicable notes and, in each case, as specified in the applicable pricing supplement.

Amortizing Notes

We may from time to time offer amortizing notes with the amount of principal thereof and interest thereon payable in installments over their terms. Unless otherwise specified in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve
30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount of those amortizing notes. Further information concerning additional terms and provisions of amortizing notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for those amortizing notes.

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Original Issue Discount Notes

We may from time to time offer notes (“original issue discount notes” or “OID notes”) that have an issue price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount of those notes (i.e., par). OID notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. Unless otherwise specified in the applicable pricing supplement, the difference between the issue price of an OID note and par is referred to in this prospectus supplement as the “discount” by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. In the event of redemption, repayment or acceleration of maturity of an OID note, the amount payable to the holder of an OID note will be equal to the sum of: (i) the issue price (increased by any accruals of discount) and, in the event of any redemption of the applicable OID note (if applicable), multiplied by the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable); and (ii) any unpaid accrued interest on the OID note to the date of redemption, repayment or acceleration of maturity, as the case may be.

Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an OID note, a discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable OID note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the OID note and an assumption that the maturity of an OID note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for an OID note (the “Initial Period”) is shorter than the compounding period for the OID note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain OID notes may not be treated as having original issue discount within the meaning of the Code, and notes other than OID notes may be treated as issued with original issue discount for federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Indexed Notes

We may from time to time offer notes (“index notes”) with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to one or more other currencies or to other items, in each case, as specified in the applicable pricing supplement. In certain cases, holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of those indexed notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest payable in respect of indexed notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in indexed notes will be specified in the applicable pricing supplement. See also “Certain Risk Factors.”

Book-Entry Notes

We have established a depository arrangement with The Depository Trust Company with respect to the book-entry notes, the terms of which are summarized below. Any additional or differing terms of the depository arrangement with respect to the book-entry notes will be described in the applicable pricing supplement.

Upon issuance, all book-entry notes of like tenor and terms up to $500,000,000 aggregate principal amount bearing interest (if any) at the same rate or pursuant to the same formula and having the same date of issue, specified currency Interest Payment Dates (if any), stated maturity date, redemption provisions (if any), repayment provisions (if any) and other terms will be represented by a single global security. Each global

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security representing book-entry notes will be deposited with, or on behalf of, The Depository Trust Company and will be registered in the name of The Depository Trust Company or a nominee of The Depository Trust Company. No global security may be transferred except as a whole by a nominee of The Depository Trust Company to The Depository Trust Company or to another nominee of The Depository Trust Company, or by The Depository Trust Company or that nominee to a successor of The Depository Trust Company or a nominee of that successor.

So long as The Depository Trust Company or its nominee is the holder of a global security, The Depository Trust Company or its nominee, as the case may be, will be the sole owner of the book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of the global security or securities representing book-entry notes will not be entitled to receive physical delivery of certificated notes and will not be considered the holders of those notes for any purpose under the indenture, and no global security representing book-entry notes shall be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of The Depository Trust Company and, if such beneficial owner is not a participant in The Depository Trust Company’s system, on the procedures of the participant through which that beneficial owner owns its interest in order to exercise any rights of a registered holder under such global security or the indenture. The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in certificated form. Those limits and those laws may impair the ability to transfer beneficial interests in a global security representing book-entry notes.

Unless otherwise specified in the applicable pricing supplement, each global security representing book-entry notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) The Depository Trust Company notifies us that it is unwilling or unable to continue as depositary for the global securities or The Depository Trust Company ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in each case, a successor depositary is not appointed by us within 90 days after we receive that notice or become aware of that unwillingness, inability or ineligibility, (ii) we in our sole discretion determine that the global securities shall be exchangeable for certificated notes or (iii) there shall have occurred and be continuing an Event of Default under the indenture with respect to the notes and beneficial owners representing a majority in aggregate principal amount of the book-entry notes represented by global securities advise The Depository Trust Company to cease acting as depositary. Upon the occurrence of any of these exchanges, the certificated notes shall be registered in the names of the beneficial owners of the global security or securities representing book-entry notes, which names shall be provided by The Depository Trust Company’s participants (as identified by The Depository Trust Company) to the trustee.

The following is based on information furnished by The Depository Trust Company:

          The Depository Trust Company will act as securities depositary for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co. (The Depository Trust Company’s partnership nominee). One fully registered global security will be issued for each issue of book-entry notes, each in the aggregate principal amount of that issue, and will be deposited with The Depository Trust Company. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global security will be issued with respect to each $500,000,000 of principal amount and an additional global security will be issued with respect to any remaining principal amount of that issue.

          The Depository Trust Company is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company holds securities that its participants deposit with it. The Depository Trust Company also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of The Depository Trust Company include securities brokers and dealers

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(including the agents), banks, trust companies, clearing corporations and some other organizations. The Depository Trust Company is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the NASD, Inc. (formerly, the National Association of Securities Dealers, Inc.) Access to The Depository Trust Company’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to The Depository Trust Company and its participants are on file with the Securities and Exchange Commission.

          Purchases of book-entry notes under The Depository Trust Company’s system must be made by or through direct participants, which will receive a credit for those book-entry notes on The Depository Trust Company’s records. The beneficial ownership interest of each actual purchaser of each book-entry note represented by a global security is in turn to be recorded on the records of the direct participants and indirect participants. Beneficial owners will not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which that beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing book-entry notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a global security representing book-entry notes will not receive certificated notes representing their ownership interests in a global security, except in the event that use of the book-entry system for those book-entry notes is discontinued.

          To facilitate subsequent transfers, all global securities representing book-entry notes which are deposited with, or on behalf of, The Depository Trust Company are registered in the name of The Depository Trust Company’s nominee, Cede & Co. The deposit of global securities with, or on behalf of, The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of interests in the global securities representing the book-entry notes; The Depository Trust Company’s records reflect only the identity of the direct participants to whose accounts such book-entry notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the global securities representing the book-entry notes. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

          Principal, premium, if any, and/or interest payments on the global securities representing the book-entry notes will be made in immediately available funds to The Depository Trust Company. The Depository Trust Company’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on The Depository Trust Company’s records unless The Depository Trust Company has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of The Depository Trust Company, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to The Depository Trust Company is our responsibility or that of the trustee, disbursement of those payments to direct

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participants will be the responsibility of The Depository Trust Company, and disbursement of those payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

          If applicable, redemption notices will be sent to Cede & Co. If less than all of the book-entry notes of like tenor and terms within an issue are being redeemed, The Depository Trust Company’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.

          A beneficial owner will give notice of any option to elect to have its book-entry notes repaid by us, through its participant, to the trustee, and will effect delivery of those book-entry notes by causing the direct participant to transfer the participant’s interest in the global security or securities representing those book-entry notes, on The Depository Trust Company’s records, to the trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing those book-entry notes are transferred by direct participants on The Depository Trust Company’s records.

          The Depository Trust Company may discontinue providing its services as securities depositary with respect to the book-entry notes at any time by giving reasonable notice to us or the trustee. Under those circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

          We may decide to discontinue use of the system of book-entry transfers through The Depository Trust Company (or a successor securities depository). In that event, certificated notes will be printed and delivered.

The information in this section concerning The Depository Trust Company and its system has been obtained from sources that we believe to be reliable, but neither we nor any agent take responsibility for the accuracy of that information.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is by necessity incomplete. We and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, the foreign currency notes. These purchasers should consult their own financial and legal advisors with regard to these risks. See “Risk Factors—Exchange Rates and Exchange Controls.”

Payment of Principal, Premium, if any, and Interest, if any

Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of principal of, and premium, if any, and interest, if any, on, foreign currency notes in the currency in which those notes are denominated. Any of these amounts payable by us in the specified currency will, unless otherwise specified in the applicable pricing supplement, be converted by the exchange rate agent named in the applicable pricing supplement into United States dollars for payment to registered holders of those notes. However, the holder of a foreign currency note may elect to receive those amounts in the specified currency as described below.

Any United States dollar amount to be received by a registered holder of a foreign currency note will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the exchange rate agent) selected by the exchange rate agent and approved by us for the purchase by the quoting dealer of the specified currency for United States dollars for settlement on that payment date in the aggregate amount of

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that specified currency payable to all registered holders of foreign currency notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the registered holders of those foreign currency notes by deductions from any payments. If three such bid quotations are not available, payments will be made in the specified currency.

A registered holder of a foreign currency note may elect to receive all or a specified portion of any payment of the principal of, and premium, if any, and/or interest, if any, on, that foreign currency note in the specified currency by submitting a written request for that payment to the trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the maturity date, as the case may be. That written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. A holder of a foreign currency note may elect to receive all or a specified portion of all future payments in the specified currency and need not file a separate election for each payment. That election will remain in effect until revoked by written notice delivered to the trustee, but written notice of any such revocation must be received by the trustee on or prior to the applicable Record Date or at least fifteen calendar days prior to the maturity date, as the case may be. Holders of foreign currency notes whose notes are to be held in the name of a broker or nominee should contact that broker or nominee to determine whether and how an election to receive payments in the specified currency may be made.

Payments of the principal of, and premium, if any, and/or interest on, foreign currency notes which are to be made in United States dollars will be made in the manner specified in this prospectus supplement with respect to notes denominated and payable in United States dollars. See “Description of Notes—General.” Payments of interest on foreign currency notes which are to be made in the specified currency on an interest payment date other than the maturity date will be made by check mailed to the address of the holders of those foreign currency notes as they appear in the security register, subject to the right to receive those interest payments by wire transfer of immediately available funds under specific circumstances described under “Description of Notes—General.” Payments of the principal of, and premium, if any, and/or interest on, foreign currency notes which are to be made in the specified currency on the maturity date will be made by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the maturity date by each holder of foreign currency notes, so long as that bank has appropriate facilities therefor and that the applicable foreign currency note is presented and surrendered at the principal corporate trust office of the trustee in time for the trustee to make those payments in those funds in accordance with its normal procedures.

Unless otherwise specified in the applicable pricing supplement, if the specified currency is other than United States dollars, a beneficial owner of a global security or securities which elects to receive payments of principal, premium, if any, and/or interest, if any, in such specified currency must notify the participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the maturity date, as the case may be, of its election. That participant must notify The Depository Trust Company of that election on or prior to the third Business Day after the applicable Record Date or at least twelve calendar days prior to the maturity date, as the case may be, and The Depository Trust Company will notify the trustee of that election on or prior to the fifth Business Day after the applicable Record Date or at least ten calendar days prior to the maturity date, as the case may be. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to The Depository Trust Company, and by The Depository Trust Company to the trustee, on or prior to those dates, then that beneficial owner will receive payments in the specified currency.

Availability of Specified Currency

If the specified currency for a foreign currency note is not available for the required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to the holder of that foreign currency note by making payment in United States dollars on the basis of the Market Exchange Rate on the second Business Day prior to that payment or, if that Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable pricing supplement.

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We will make payments of the principal of, and premium, if any, and/or interest, if any, on, foreign currency notes which are to be made in United States dollars in the manner specified herein with respect to notes denominated in United States dollars. See “Description of Notes—General.” We will make payments of interest, if any, on foreign currency notes which are to be made in the specified currency on an interest payment date other than the maturity date by check mailed to the address of the registered holders of their foreign currency notes as they appear in the Security Register, subject to the right to receive these interest payments by wire transfer of immediately available funds under the circumstances described under “Description of Notes—General.” We will make payments of principal of, and premium, if any, and/or interest, if any, on, foreign currency notes which are to be made in the specified currency on the maturity date by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular foreign currency note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the Trustee to make these payments in accordance with its normal procedures.

The “Market Exchange Rate” for a specified currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made in United States dollars under those circumstances where the required payment is in a currency other than United States dollars will not constitute an Event of Default under the indenture with respect to the notes.

All determinations referred to above made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the registered holders of the foreign currency notes.

Governing Law; Judgments

The notes will be governed by and construed in accordance with the laws of the State of New York. Under current New York law, a state court in the State of New York rendering a judgment on a foreign currency note would be required to render that judgment in the specified currency, and that judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of that judgment. Accordingly, registered holders of foreign currency notes would be subject to exchange rate fluctuations between the date of entry of a foreign currency judgment and the time when the amount of the foreign currency judgment is paid in United States dollars and converted by the applicable registered holder into the Specified Currency. It is not certain, however, that a non-New York state court would follow the same rules and procedures for conversions of foreign currency judgments.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the nine-month period ended September 30, 2004 was 3.5. Our ratio of earnings to combined fixed charges and preferred stock dividend requirements for the nine-month period ended September 30, 2004 was 3.2.

For purposes of computing these ratios pursuant to Item 503 of Regulation S-K, earnings have been calculated by adding fixed charges (excluding capitalized interest), amortization of capitalized interest and distributed income of equity investees to pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/loss from unconsolidated partnerships. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, and amortization of debt discounts and issue costs, whether expensed or capitalized.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax considerations related to our REIT election and to the acquisition, ownership and disposition of the notes. This summary supersedes, in its entirety, the discussion in the accompanying prospectus entitled “Material Federal Income Tax Considerations to Us of Our REIT Election.” This summary is for general information only and is not tax advice.

The information in this section is based on:

•	the Internal Revenue Code;

•	current, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions,

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received these rulings. Future legislation, Treasury regulations, administrative interpretations and practices and court decisions may adversely affect the tax considerations contained in this discussion or the desirability of an investment in a REIT relative to other investments. Any change could apply retroactively to transactions preceding the date of the change. Except as described below, we have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment, and the statements in this prospectus supplement are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or if challenged, will not be sustained by a court.

You are advised to consult your tax advisor regarding the tax consequences to you of the acquisition, ownership and sale of the securities offered by this prospectus supplement, including the federal, state, local, foreign and other tax consequences; our election to be taxed as a REIT for federal income purposes; and potential changes in the tax laws.

Taxation of the Company as a REIT

General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year beginning January 1, 1992. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year beginning January 1, 1992. We intend to continue to operate in this manner, but there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT.

The sections of the Internal Revenue Code and the corresponding Treasury regulations that relate to the qualification and operation of a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

As a condition to the closing of each offering of the securities offered by this prospectus supplement, our tax counsel will render an opinion to the underwriters of that offering to the effect that, commencing with our taxable year which began January 1, 1992, we have been organized in conformity with the requirements for qualification as a REIT, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion will be based on various assumptions and representations to be made by us of factual matters, including representations to be made in a factual certificate to be provided by one of our officers. Our tax counsel will have no obligation to update its opinion subsequent to its date. In addition, this opinion will be based upon our factual representations set forth in the prospectus and set forth in this prospectus supplement. Moreover, our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the

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results of which have not been and will not be reviewed by our tax counsel. Accordingly, no assurance can be given that our actual results of operation of any particular taxable year will satisfy those requirements. Further, the anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

If we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to stockholders. We will be required to pay federal income tax, however, as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference.

•
If we have (1) net income from the sale or other disposition of foreclosure property which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rates on this income. Foreclosure property is generally defined as property acquired by foreclosure or after a default on a loan secured by the property or a lease of the property.

•
We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT, we will be required to pay a 100% tax on an amount equal to (1) the gross income attributable to the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (b) the amount by which 95% (90% for our taxable year ending December 31, 2004) of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by (2) a fraction intended to reflect our profitability.

•
If we fail to satisfy any of the REIT asset tests, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

•
If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•
If we fail to distribute during each calendar year at least the sum of (1) 85% of our real estate investment trust ordinary income for such taxable year, (2) 95% of our real estate investment trust capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will be required to pay a 4% excise tax on the excess of that required distribution over the amounts actually distributed.

•
If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date we acquired the asset. A C corporation is generally defined as a corporation required to pay full corporate level tax. In addition, if we recognize gain on the disposition of any asset during the 10-year period beginning on the first day of the first taxable year for which we qualified as a REIT and we held the asset on the first day of this period, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the first day of the first taxable year for which we qualified as a REIT. The results described in this paragraph with respect to the recognition

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of gain assume that we have made or refrained from making and will make or refrain from making a timely election under the relevant Treasury regulations to obtain the results described in this paragraph with respect to the recognition of gain.

•
We will be subject to a 100% penalty tax on any redetermined rents, redetermined deductions or excess interest. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of ours to any of our tenants. See “—Taxable REIT Subsidiaries.” Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Requirements for Qualification: The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors,

(2) that issues transferable shares or transferable certificates to evidence beneficial ownership,

(3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code,

(4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code,

(5) that is beneficially owned by 100 or more persons,

(6) not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year, and

(7) that meets other tests, described below, regarding the nature of its income, assets and the amount of its distribution.

The Internal Revenue Code provides that conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition (6), pension funds and other specified tax-exempt entities are generally treated as individuals, except that a “look-through” exception applies to pension funds.

We have satisfied condition (5) and believe that we have issued sufficient shares to allow us to satisfy condition (6). In addition, our charter provides, and the articles supplementary for any series of preferred stock will provide, for restrictions regarding ownership and transfer of our stock, which restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The ownership and transfer restrictions pertaining generally to our common stock and preferred stock are described in the prospectus under “Description of Common Stock—Restrictions on Ownership and Transfer” and “Description of Preferred Stock—Restrictions on Ownership and Transfer.” There can be no assurance, however, that those transfer restrictions will in all cases prevent a violation of the stock ownership provisions described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in the applicable Treasury regulations requiring us to attempt to ascertain the actual ownership of our shares, and we do not know, and would not have known through the exercise of reasonable diligence, that we failed to meet the requirement set forth in condition (6) above, we will be treated as having met this requirement.

In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We have a calendar year.

Ownership of Qualified REIT Subsidiaries and Interests in Partnerships. We own and operate a number of properties through subsidiaries. Internal Revenue Code Section 856(i) provides that a corporation which is a “qualified REIT subsidiary” shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” shall be treated as assets, liabilities and items of the REIT. Thus, in applying the requirements described herein, our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction, and credit of those subsidiaries will be treated as our assets, liabilities and items. We have received a ruling from the IRS to the

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effect that all of the subsidiaries that were held by us prior to January 1, 1992, the effective date of our election to be taxed as a REIT, will be “qualified REIT subsidiaries” upon the effective date of our REIT election. Moreover, with respect to each subsidiary of ours formed subsequent to January 1, 1992 and prior to January 1, 1998, we have owned 100% of the stock of that subsidiary at all times during the period that subsidiary has been in existence. For tax years beginning on or after January 1, 1998, any corporation, other than a taxable REIT subsidiary, wholly owned by a REIT is permitted to be treated as a “qualified REIT subsidiary” regardless of whether that subsidiary has always been owned by the REIT.

Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership, based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to the income of the partnership attributable to our proportionate share of the capital of the partnership. The character of the assets and gross income of the partnership will retain the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests described below. The treatment described above also applies with respect to the ownership of interests in limited liability companies that are treated as partnerships. Thus, our proportionate share of the assets, liabilities and items of income of the partnerships and limited liability companies that are treated as partnerships in which we are a partner or a member, respectively, will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this prospectus supplement.

Taxable REIT Subsidiary. Notwithstanding the discussion below under “—Asset Tests,” a REIT may own more than 10% of the voting securities of an issuer or 10% or more of the value of the securities of an issuer if the issuer is a taxable REIT subsidiary of the REIT. A corporation qualifies as a taxable REIT subsidiary of a REIT if the corporation jointly elects with the REIT to be treated as a taxable REIT subsidiary of the REIT. A taxable REIT subsidiary also includes any corporation in which a taxable REIT subsidiary owns more than 35% of the total vote or value. Dividends from a taxable REIT subsidiary will be nonqualifying income for purposes of the 75%, but not the 95% gross income test (discussed below under “—Income Tests”). Other than certain activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including, the provision of customary or noncustomary services to tenants of its parent REIT.

A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation.

Sections of the Internal Revenue Code which apply to tax years beginning after December 31, 2000 generally intended to insure that transactions between a REIT and its taxable REIT subsidiary occur at arm’s length and on commercially reasonable terms, include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level and debt to equity ratio. In some case, these sections of the Internal Revenue Code impose a 100% tax on a REIT if its rental, service and/or other agreements with its taxable REIT subsidiaries are not on arm’s length terms.

As a result of the modifications to the sections of the Internal Revenue Code which are described above and which are effective for taxable years beginning after December 31, 2000, we modified our ownership of the Service Company. Effective January 1, 2001, we made a joint election with the Service Company to treat the Service Company as a taxable REIT subsidiary. In addition, effective January 1, 2001, we contributed the note that was issued to us from the Service Company to the capital of the Service Company and acquired 100% of the voting stock of the Service Company. Thus, we currently own 100% of the stock of the Service Company and there is no debt outstanding between the Service Company and us.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

•
First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, including rents from real property and, in some circumstances, interest or (b) some type of temporary investments.

•	Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, (b) dividends,

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interest and gain from the sale or disposition of stock or securities or (c) from any combination of the foregoing.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•
First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

•
Second, we, or an actual or constructive owner of 10% or more of our stock, do not actually or constructively own 10% or more of the interests in the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space. Pursuant to the American Jobs Creation Act of 2004 (the “2004 Act”), signed into law by President Bush on October 22, 2004, whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, under the 2004 Act, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary. The foregoing provisions of the 2004 Act are effective retroactively for our taxable years beginning after December 31, 2000;

•
Third, rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.”

•
Finally, we generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may employ a taxable REIT subsidiary which may be wholly or partially owned by us to provide, on an arm’s length basis, both customary and noncustomary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of noncustomary services will, however, be nonqualified income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We have received a ruling from the Internal Revenue Service providing that the performance of the types of services provided by us will not cause the rents received with respect to those leases to fail to qualify as “rents from real property.” In addition, we generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take some of the actions set forth above to the extent we believe those actions will not, based on the advice of our tax counsel, jeopardize our status as a REIT.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury

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regulations, any income we derive from a hedging transaction which is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect,

•	we attach a schedule of the sources of our income to our Federal income tax return, and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

The 2004 Act, however, modifies the foregoing requirements. Commencing with our taxable year beginning January 1, 2005, we may avail ourselves of the relief provisions if:

•
following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above under “—General,” even if these relief provisions apply, a tax would be imposed with respect to our non-qualifying income.

Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. That prohibited transaction income may also have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We hold our properties for investment with a view to long-term appreciation, we are engaged in the business of acquiring, developing, owning and operating our properties and we make such occasional sales of the properties as are consistent with our investment objectives. There can be no assurance, however, that the Internal Revenue Service might not contend that one or more of those sales is subject to the 100% penalty tax.

Penalty Tax: Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where:

•
Amounts are received by a REIT for services customarily furnished or rendered in connection with the rental of real property. The 2004 Act, however, eliminates this safe harbor commencing with our taxable year beginning January 1, 2005;

•	Amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception;

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•	The taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•
Rents paid to the REIT by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the real estate investment trust’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; and

•	The taxable REIT subsidiary’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.

Asset Tests: At the close of each quarter of our taxable year, we also must satisfy the following tests relating to the nature and diversification of our assets.

•
First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive these proceeds.

•	Second, not more than 25% of our total assets may be represented by securities other than those includible in the 75% asset test.

•
Third, for taxable years ending on or prior to December 31, 2000, of the investments included in the 25% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer’s outstanding voting securities.

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Finally, for taxable years beginning after December 31, 2000, (a) not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries and (b) except for the securities of a taxable REIT subsidiary and securities included in the 75% asset test, not more than 5% of the value of our assets may be represented by securities of any one issuer and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Under the 2004 Act, for our taxable years commencing after December 31, 2000, certain types of securities, including certain “straight debt” securities, are disregarded as securities solely for purposes of the 10% value test. In addition, under the 2004 Act, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purposes certain securities described in the Code. This provision of the 2004 Act is effective commencing with our taxable year beginning January 1, 2005.

We currently have numerous direct and indirect wholly-owned subsidiaries. As set forth above, the ownership of more than 10% of the voting securities of any one issuer by a REIT is prohibited unless such subsidiary is a taxable REIT subsidiary. However, if our subsidiaries are “qualified REIT subsidiaries” as defined in the Internal Revenue Code, those subsidiaries will not be treated as separate corporations for federal income tax purposes. Thus, our ownership of stock of a “qualified REIT subsidiary” will not cause us to fail the asset tests.

Prior to January 1, 2001, we owned 100% of the nonvoting preferred stock of Kimco Realty Services, Inc. and did not own any of the voting securities of Kimco Realty Services, Inc. We refer to Kimco Realty Services, Inc. as the Service Company. Effective January 1, 2001, we made a joint election with the Service Company to treat the Service Company as a taxable REIT subsidiary. In addition, effective January 1, 2001, we acquired 100% of the voting stock of the Service Company and currently own 100% of the stock of the Service Company. We believe, and will represent to our counsel for purposes of its opinion, that (i) the value of the securities of the Service Company held by us did not exceed at the close of any quarter during a taxable year that ended on or prior to December 31, 2000 5% of the total value of our assets and (ii) the value of the securities of all our taxable REIT subsidiaries has not exceeded and will not exceed more than 20% of the value of our total assets at the close of each quarter during a taxable year that begins after December 31, 2000. Our tax counsel, in rendering its opinion as to our qualification as a REIT, will be relying on our representations to that effect with respect to the value of those securities and assets. No

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independent appraisals will be obtained to support this conclusion. There can be no assurance that the Internal Revenue Service will not contend that the value of the securities of the Service Company held by us exceeds the applicable value limitation.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by the disposition of sufficient nonqualifying assets within 30 days after the close of the quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within that time period, we would cease to qualify as a REIT.

Pursuant to the 2004 Act, commencing with our taxable year beginning January 1, 2005, certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our non-qualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000 and (ii) we dispose of the non-qualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of sufficient assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (iii) disclosing certain information to the Internal Revenue Service. If we cannot avail ourselves of these relief provisions, we would cease to qualify as a REIT.

Annual Distribution Requirements: To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income, and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of non-cash income items over 5% of our REIT taxable income.

Our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income items includes income attributable to leveled stepped rents, original issue discount or purchase money discount debt, or a like-kind exchange that is later determined to be taxable.

We must pay these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for that year and if paid on or before the first regular dividend payment after that declaration. The amount distributed must not be preferential—i.e., each holder of shares of common stock and each holder of shares of each class of preferred stock must receive the same distribution per share. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing our REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy our distribution requirement. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of those expenses in arriving at our taxable income. In the event that those timing differences occur, in order to meet the distribution

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requirement, we may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will be required, however, to pay interest based upon the amount of any deduction claimed for deficiency dividends and would be subject to any applicable penalty provisions.

In addition, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following that year, at least the sum of 85% of our REIT ordinary income for that year, 95% of our REIT capital gain income for the year, plus, in each case, any undistributed taxable income from prior periods. Any REIT taxable income or net gain income on which this excise tax is imposed for any year is treated as an amount distributed that year for purposes of calculating the tax.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. That failure to qualify for taxation as a REIT could have an adverse effect on the market value and marketability of the securities offered by this prospectus supplement. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. As a result, our failure to qualify as a REIT would substantially reduce the cash available for distribution by us to our stockholders. In that event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to specified limitations in the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to that statutory relief.

Pursuant to the 2004 Act, commencing with our taxable year beginning January 1, 2005, specified cure provisions will be available to us in the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. These cure provisions would reduce the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and would instead generally require the payment of a monetary penalty.

Other Tax Matters

Some of our investments are through partnerships which may involve special tax risks. These risks include possible challenge by the IRS of (a) allocations of income and expense items, which could affect the computation of our income, and (b) the status of the partnerships as partnerships, as opposed to associations taxable as corporations, for income tax purposes. Treasury Regulations that are effective as of January 1, 1997 provide that a domestic partnership is generally taxed as a partnership unless it elects to be taxed as an association taxable as a corporation. None of the partnerships in which we are a partner has made or intends to make that election. These Treasury Regulations provide that a partnership’s claimed classification will be respected for periods prior to January 1, 1997 if the entity had a reasonable basis for its claimed classification, and that partnership had not been notified in writing on or before May 8, 1996 that the classification of that entity was under examination. If any of the partnerships were treated as an association for a prior period, and (i) if our ownership in any of those partnerships exceeded 10% of the partnership’s voting interest or (ii) the value of that interest exceeded 5% of the value of our assets, we could cease to qualify as a REIT for that period and possibly future periods. Moreover, the deemed change in classification of that partnership from an association to a partnership effective as of January 1, 1997 would be a taxable event. We believe that each of the partnerships has been properly treated for tax purposes as a partnership, and not as an association taxable as a corporation. However, no assurance can be given that the Internal Revenue Service may not successfully challenge the status of any of the partnerships.

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We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. Our state or local tax treatment may not conform to the federal income tax consequences described above. Consequently, prospective investors should consult their tax advisors regarding the effect of state and local tax laws on an investment in us.

Taxation of Holders of Notes

This summary deals only with notes held as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, it does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except to the extent discussed under the heading “Non-United States Holders” or where specifically noted. Holders receiving special treatment include, without limitation:

•	financial institutions, banks, thrifts;

•	insurance companies;

•	tax-exempt organizations, “S” corporations;

•	regulated investment companies, real estate investment trusts;

•	foreign corporations or partnerships, persons who are not residents or citizens of the United States;

•	dealers in securities or currencies;

•	persons holding notes as a hedge against currency risks or as a position in a straddle; or

•	persons whose functional currency is not the United States dollar.

This discussion also does not deal with holders other than original purchasers, except where otherwise specifically noted.

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Because the exact pricing and other terms of the notes will vary, no assurance can be given that the considerations described below will apply to a particular issuance of notes. Certain material United States Federal income tax consequences relating to the ownership of particular notes, where applicable, will be summarized in the pricing supplement relating to such notes. Persons considering the purchase of notes should consult their tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any state, local or foreign taxing jurisdiction.

As used in this section, the term “United States Holder” means a beneficial owner of a note that is for United States Federal income tax purposes either:

•	a citizen or resident of the United States;

•
a corporation, or a partnership, including an entity treated as a corporation or partnership for United States Federal income tax purposes, created or organized in or under the laws of the United States or any State thereof or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise;

•	an estate the income of which is subject to United States Federal income taxation regardless of its source;

•
a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of such trust; or

•	any other person whose income or gain in respect of a note is effectively connected with the conduct of a United States trade or business.

Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to be treated

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as United States persons, shall also be considered United States Holders. If you hold a note and are not a United States holder, you are a “non-United States holder.”

United States Holders

     Taxation of Interest

The taxation of interest on a note depends on whether it constitutes “qualified stated interest” (as defined below). Interest on a note that constitutes qualified stated interest is includible in a United States Holder’s income as ordinary interest income when actually or constructively received, if such holder uses the cash method of accounting for federal income tax purposes, or when accrued, if such holder uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a United States Holder’s income under the rules described below under “Original Issue Discount,” regardless of such holder’s method of accounting. Notwithstanding the foregoing, interest that is payable on a note with a maturity of one year or less from its issue date (a “Short-Term Note”) is included in a United States Holder’s income under the rules described below under “Short-Term Notes.”

     Fixed Rate Notes

Interest on a fixed rate note will generally constitute “qualified stated interest” if the interest is unconditionally payable, or will be constructively received under Section 451 of the Internal Revenue Code, in cash or in property (other than debt instruments issued by us) at least annually at a single fixed rate. If a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such note or any “true” discount on such note (i.e., the excess of the note’s stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the excess of the stated interest over any qualified stated interest on the note would be treated as original issue discount rather than qualified stated interest.

Floating Rate Notes

Interest on a floating rate note that is unconditionally payable, or will be constructively received under Section 451 of the Internal Revenue Code, in cash or in property (other than debt instruments issued by us) at least annually will constitute “qualified stated interest” if the note is a “variable rate debt instrument” (“VRDI”) under the rules described below and the interest is payable at a single “qualified floating rate” or single “objective rate” (each as defined below). If the note is a VRDI but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes “qualified stated interest.” See “Original Issue Discount—Floating Rate Notes that are VRDIs,” below.

Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate

A note is a VRDI if all of the four following conditions are met. First, the “issue price” of the note (as described below) must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments.

Second, the note must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate” (as defined below).

Third, the note must provide that a qualified floating rate or objective rate in effect at any time during the term of the note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

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Fourth, the note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

Subject to certain exceptions, a variable rate of interest on a note is a “qualified floating rate” if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65, but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the note’s issue date) will be treated as a qualified floating rate. Despite the foregoing, a variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the note).

Subject to certain exceptions, an “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within our control (or the control of a related party) nor unique to our circumstances (or the circumstances of a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Internal Revenue Code). Notwithstanding the first sentence of this paragraph, a rate on a note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term. An objective rate is a “qualified inverse floating rate” if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

If interest on a note is stated at a fixed rate for an initial period of less than one year, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

Original Issue Discount

Original issue discount (“OID”) with respect to a note is the excess, if any, of the note’s “stated redemption price at maturity” over the note’s “issue price.” A note’s “stated redemption price at maturity” is the sum of all payments provided by the note (whether designated as interest or as principal) other than payments of qualified stated interest. The “issue price” of a note is the first price at which a substantial amount of the notes in the issuance that includes such note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

As described more fully below, United States Holders of notes with OID that mature more than one year from their issue date generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A United States Holder’s tax basis in a note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

The amount of OID with respect to a note will be treated as zero if the OID is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note). If the amount of OID

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with respect to a note is less than that amount, the OID that is not included in payments of stated interest is generally included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the note.

Fixed Rate Notes

In the case of OID with respect to a fixed rate note, the amount of OID includible in the income of a United States Holder for any taxable year is determined under the constant yield method, as follows. First, the “yield to maturity” of the note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the note (including payments of qualified stated interest), produces an amount equal to the issue price of the note. The yield to maturity is constant over the term of the note and, when expressed as a percentage, must be calculated to at least two decimal places.

Second, the term of the note is divided into “accrual periods.” Accrual periods may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

Third, the total amount of OID on the note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the “adjusted issue price” of the note at the beginning of the accrual period and the yield to maturity of the note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a note, the amount of OID previously includible in the gross income of any holder is determined without regard to “premium” and “acquisition premium,” as those terms are defined below under “Premium and Acquisition Premium.”

Fourth, the “daily portions” of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

A United States Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such holder held notes. In general, under the constant yield method described above, United States Holders will be required to include in income increasingly greater amounts of OID in successive accrual periods.

Floating Rate Notes that are VRDIs

The taxation of OID (including interest that does not constitute qualified stated interest) on a floating rate note will depend on whether the note is a “VRDI,” as that term is defined above under “Taxation of Interest—Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate.”

If a VRDI provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof, any stated interest on the note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute “qualified stated interest” and will be taxed accordingly. Thus, this type of VRDI will generally not be treated as having been issued with OID unless the VRDI is issued at a “true” discount (i.e., at a price below the VRDI’s stated principal amount) in excess of a specified de minimis amount. OID on such a VRDI arising from “true discount” is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the

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interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

If a note that is a VRDI does not provide for interest at a single variable rate as described above, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate, replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.

Second, determine the fixed rate substitute for each variable rate provided by the note (or determined to be provided by the note under the first step above). The fixed rate substitute for each qualified floating rate provided by the note is the value of that qualified floating rate on the issue date. If the note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day commercial paper rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day commercial paper rate and quarterly LIBOR, or the 30-day commercial paper rate and monthly LIBOR). The fixed rate substitute for a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the note.

Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the note.

Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules (described above) for fixed rate notes. These amounts are taken into account as if the United States Holder held the equivalent fixed rate debt instrument. See “Taxation of Interest” and “Original Issue Discount—Fixed Rate Notes,” above.

Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

The construction of an equivalent fixed rate debt instrument is done solely for purposes of tax computations. No representation is made that any debt instrument will actually pay interest at the equivalent fixed rate.

Floating Rate Notes that are not VRDIs

Floating rate notes that are not VRDIs (“Contingent Notes”) will be taxable under the rules applicable to contingent payment debt instruments (the “Contingent Debt Regulations”). Under these Treasury regulations, any contingent and noncontingent interest payments would be includible in income in a taxable year whether or not the amount of any payment is fixed or determinable in that year. To determine the amount of interest includible in the holder’s income, we are first required to determine, as of the issue date, the comparable yield for the Contingent Note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note). In certain cases where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. income tax liability, the comparable yield for the Contingent Note, without proper evidence to the contrary, is presumed to be the applicable federal rate.

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Second, solely for tax purposes, we construct a projected schedule of payments determined under the Contingent Debt Regulations for the Contingent Note (the “Schedule”). The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations.

Third, under the usual rules applicable to OID and based on the Schedule, the interest income on the Contingent Note for each accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note’s adjusted issue price at the beginning of the accrual period (determined under rules set forth in the Contingent Debt Regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States Holder held the Contingent Note.

Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the Contingent Debt Regulations, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, as ordinary loss to the extent of the amount by which the United States Holder’s total interest inclusions on the Contingent Notes exceeds the total amount of net negative adjustments treated as ordinary loss in prior taxable years. Any remaining excess will be a negative adjustment carryforward and treated as a negative adjustment in the succeeding year. If a Contingent Note is sold, exchanged, or retired, any negative adjustment carryforward from the prior year will reduce the United States Holder’s amount realized on the sale, exchange or retirement.

We are required to provide each holder of a Contingent Note with the Schedule described above. If we do not create a Schedule or the Schedule is unreasonable, a United States Holder must set its own projected payment schedule and explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the Internal Revenue Service, the United States Holder must make such disclosure on a statement attached to the United States Holder’s timely filed federal income tax return for the taxable year in which the Contingent Note was acquired. The construction of a projected schedule of payments under the Contingent Debt Regulations is done solely for the purpose of making tax computations. No representation is made that any debt instrument will actually pay interest based on the projected schedule or at the comparable yield.

In general, any gain realized by a United States Holder on the sale, exchange or retirement of a Contingent Note is interest income. In general, any loss on a Contingent Note accounted for under the method described above is ordinary loss to the extent it does not exceed such holder’s prior interest inclusions on the Contingent Note (net of negative adjustments treated as ordinary loss in price taxable years). Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note.

Other Rules

Certain notes having OID may be redeemed prior to maturity or may be repayable at the option of the holder. Such notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. Purchasers of such notes with a redemption feature should consult their tax advisors with respect to such feature since the tax consequences with respect to OID will depend, in part, on the particular terms and the particular features of the purchased note.

The Treasury Regulations relating to the tax treatment of OID contain certain language (“aggregation rules”) stating in general that, with some exceptions, if more than one type of note is issued in connection with the same transaction or related transactions, such notes may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of

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calculating and accruing any OID. Unless otherwise provided in the applicable pricing supplement, we do not expect to treat different types of notes as being subject to the aggregation rules for purposes of computing OID.

Market Discount

If a United States Holder acquires a note having a maturity date of more than one year from the date of its issuance and has a tax basis in the note that is, in the case of a note that does not have OID, less than its issue price (or, in the case of a subsequent purchase, its stated redemption price at maturity), or, in the case of a note that has OID, less than its adjusted issue price (as defined above under “Original Issue Discount—Fixed Rate Notes”) as of the date of acquisition, the amount of such difference is treated as “market discount” for federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity of the note multiplied by the number of complete years to maturity (from the date of acquisition).

Under the market discount rules of the Internal Revenue Code, a United States Holder is required to treat any principal payment (or, in the case of a note that has OID, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such note is disposed of by a United States Holder in certain otherwise non-taxable transactions, accrued market discount must be included as ordinary income by the United States Holder as if the holder had sold the note at its then fair market value.

In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

With respect to notes with market discount, a United States Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such notes. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the Internal Revenue Service. A United States Holder’s tax basis in a note will be increased by the amount of market discount included in the holder’s income under the election.

In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder’s tax basis in a Contingent Note is less than the Contingent Note’s adjusted issue price (determined under special rules set out in the Contingent Debt Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of these rules to Contingent Notes.

Premium and Acquisition Premium

If a United States Holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), the holder will be considered to have purchased the note with “amortizable bond premium” equal in amount to the excess, and generally will not be required to include any OID in income. Generally, a United States Holder may elect to amortize the premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see “Original Issue Discount”), over the remaining term of the note (where the note is not redeemable prior to its maturity date). In the case of notes that may be redeemed prior to maturity, the premium is calculated assuming that we or the United States Holder will exercise or not exercise its redemption rights in a manner that maximizes the United States Holder’s yield. A United States Holder who elects to amortize bond premium must reduce such holder’s tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the Internal Revenue Service.

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If a United States Holder purchases a note issued with OID at an “acquisition premium,” the amount of OID that the United States Holder includes in gross income is reduced to reflect the acquisition premium. A note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest and (b) greater than the note’s “adjusted issue price” (as described above under “Original Issue Discount—Fixed Rate Notes”).

If a note is purchased at an acquisition premium, the United States Holder reduces the amount of OID otherwise includible in income during an accrual period by an amount equal to (i) the amount of OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the note immediately after its acquisition by the purchaser over the adjusted issue price of the note and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note’s adjusted issue price.

As an alternative to reducing the amount of OID otherwise includible in income by this fraction, the United States Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder’s tax basis in a Contingent Note is greater than the Contingent Note’s adjusted issue price (determined under special rules set out in the Contingent Debt Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of these rules to Contingent Notes.

Short-Term Notes

A Short-Term Note will be treated as having been issued with OID if the stated redemption price at maturity exceeds the issue price of the note. United States Holders that report income for federal income tax purposes on an accrual method and certain other United States Holders, including banks and dealers in securities, are required to include OID in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding. Any interest payable on the obligation (other than OID) is included in gross income as it accrues.

United States Holders of a Short-Term Note who use the cash method of accounting and certain other United States Holders are not required to accrue OID for federal income tax purposes, unless the holder elects to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a United States Holder that is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, United States Holders that are not required, and do not elect, to include OID in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued OID and accrued interest that is payable but that have not been included in gross income), until such deferred interest income is realized. A United States Holder of a Short-Term Note may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to “acquisition discount” rather than OID. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the United States Holder’s basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the Internal Revenue Service. A United States Holder’s tax basis in a Short-Term Note is increased by the amount included in such holder’s income on such a note.

Election to Treat All Interest as OID

United States Holders may elect to include in gross income all interest that accrues on a note, including any stated interest, acquisition discount, OID, market discount, de minimis OID, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the

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constant yield method described above under “Original Issue Discount.” Such an election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States Holder with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service. Similarly, such an election for a note with market discount will result in a deemed election to accrue market discount in income currently for such note and for all other debt instruments acquired by the United States Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the Internal Revenue Service. A United States Holder’s tax basis in a note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

Integration of Notes with Other Financial Instruments

Any United States Holder of notes that also acquires or has acquired any financial instrument which, in combination with such notes, would permit the calculation of a single yield to maturity or could generally constitute a VRDI of an equivalent term, may in certain circumstances treat such notes and such financial instrument as an integrated debt instrument for purposes of the Internal Revenue Code, with a single determination of issue price and the character and timing of income, deductions, gains and losses. (For purposes of determining OID, none of the payments under the integrated debt instrument will be treated as qualified stated interest.) Moreover, under the Contingent Debt Regulations, the Internal Revenue Service may require in certain circumstances that a United States Holder who owns notes integrate such notes with a financial instrument held or acquired by such holder or a related party. United States Holders should consult their tax advisors as to such possible integration.

Sale or Exchange of Notes

A United States Holder generally will recognize gain or loss upon the sale or exchange of a note equal to the difference between the amount realized upon such sale or exchange and the United States Holder’s adjusted basis in the note. The adjusted basis in the note generally will equal the cost of the note, increased by OID, acquisition discount or market discount previously included in respect thereof, and reduced (but not below zero) by any payments on the note other than payments of qualified stated interest and by any premium that the United States Holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the United States Holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss, except as provided under “Market Discount,” “Short-Term Notes” and “Original Issue Discount—Floating Rate Notes that are not VRDIs,” above. Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note.

Notes Denominated, or in Respect of Which Interest Is Payable, in a Foreign Currency

As used in this prospectus supplement, “Foreign Currency” means a currency or currency unit other than U.S. dollars.

Payments of Interest in a Foreign Currency

Cash Method

A United States Holder who uses the cash method of accounting for United States Federal income tax purposes and who receives a payment of interest on a note (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the United States Holder’s tax basis in such Foreign Currency.

Accrual Method

A United States Holder who uses the accrual method of accounting for United States Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market

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discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A United States Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a United States Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the United States Holder and may not be changed without the consent of the Internal Revenue Service. A United States Holder should consult a tax advisor before making the above election. A United States Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

Purchase, Sale and Retirement of Notes

A United States Holder who purchases a note with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United State Holder’s tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the note, determined on the date of purchase. Except as discussed above with respect to Short-Term Notes, upon the sale, exchange or retirement of a note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such United States Holder’s adjusted tax basis in the note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the United States Holder’s income) and would be long-term capital gain or loss if the holding period for the notes is more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in “Payments of Interest in a Foreign Currency” above. If a United States Holder receives Foreign Currency on such a sale, exchange or retirement the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the note is disposed of (or deemed disposed of in the case of a taxable exchange of the note for a new note). In the case of a note that is denominated in Foreign Currency and is traded on an established securities market, a cash basis United States Holder (or, upon election, an accrual basis United States Holder) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. Holder’s adjusted tax basis in a note will equal the cost of the note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A United States Holder’s tax basis in a note, and the amount of any subsequent adjustments to such holder’s tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such note, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

Gain or loss realized upon the sale, exchange or retirement of a note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the note, determined on the date such payment is received or the note is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the note, determined on the date the United States Holder acquired the note. Such Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss realized by the United States Holder on the sale, exchange or retirement of the note.

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Original Issue Discount

In the case of a note issued with OID or Short-Term Note, (i) OID is determined in units of the Foreign Currency, (ii) accrued OID is translated into U.S. dollars as described in “Payments of Interest in a Foreign Currency—Accrual Method” above and (iii) the amount of Foreign Currency gain or loss on the accrued OID is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of OID accrued, as translated above.

Premium and Market Discount

In the case of a note with market discount, (i) market discount is determined in units of the Foreign Currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income by a United State Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note in the manner described in “Payments of Interest in a Foreign Currency—Accrual Method” above with respect to computation of exchange gain or loss on accrued interest.

With respect to a note issued with amortizable bond premium, such premium is determined in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. Although not entirely clear, a United States Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the note.

Exchange of Foreign Currencies

A United States Holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a note equal to the U.S. dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a United States Holder on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase notes) will be ordinary income or loss.

Non-United States Holders

Payments of Interest

Interest paid by the Company to a non-United States Holder will not be subject to United States Federal income taxes or withholding tax if such interest (including OID, if any) is not effectively connected with the conduct of a trade or business within the United States by such non-United States Holder and such non-United States Holder:

•	does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

•	is not a controlled foreign corporation related to the Company;

•	is not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code; and

•
the non-United States Holder appropriately certifies as to its foreign status. A non-United States Holder can generally meet this certification requirement by providing a properly executed Form W-8BEN or appropriate substitute form to us, or our paying agent. If the non-United States Holder holds the notes through a financial institution or other agent acting on the holder’s behalf, the holder may be required to provide appropriate documentation to the agent. The holder’s agent will then generally be required

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to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a non-United States Holder does not qualify for an exemption under these rules, interest income (including OID) will be subject to withholding tax at the rate of 30% at the time such amount is paid, unless the holder provides us with a properly executed (1) IRS Form W-8 BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8 ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your United States trade or business. If a non-United States Holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, such holder will be subject to United States Federal income tax on a net income basis at the rates applicable to United States persons generally. In addition, if you are a foreign corporation and the payment of interest is effectively connected with your United States trade or business, you may also be subject to a 30% branch profits tax.

Sales or Exchanges of Notes

If you are a non-United States Holder, you generally will not be subject to United States Federal income tax on any amount which constitutes capital gain upon retirement or disposition of a note, unless any of the following is true:

•	your investment in the notes is effectively connected with a United States trade or business;

•
if you are a non-United States Holder who is a nonresident alien individual holding the note as a capital asset, you are present in the United States for 183 or more days in the taxable year within which sale, redemption or other disposition takes place and certain other requirements are met; or

•	you are subject to provisions of United States tax laws applicable to certain United States expatriates.

If you have a United States trade or business and the investment in the notes is effectively connected with such United States trade or business, the payment of the sales proceeds with respect to the notes would be subject to United States Federal income tax on a net basis at the rate applicable to United States person generally. In addition, foreign corporations may be subject to a 30% branch profits tax if the investment in the note is effectively connected with the foreign corporation’s United States trade or business.

Backup Withholding and Information Reporting

United States Holders

The Company will, if required, report to the United States holders of notes and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, from those payments. Under section 3406 of the Internal Revenue Code and applicable Treasury regulations, a United States holder of a note may be subject to backup withholding tax with respect to payments made on the notes as well as proceeds from the disposition of notes unless the holder:

•	is a corporation or comes within other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

Amounts paid as backup withholding do not constitute an additional tax and will be credited against the United States Holder’s United States Federal income tax liabilities, so long as the required information is provided to the Internal Revenue Service. A United States holder of notes who does not provide the payor with his or her correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service.

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Non-United States Holders

No backup withholding or information reporting will generally be required with respect to interest on notes paid to non-United States Holders if the beneficial owner of the note provides a statement described above in “Non-United States Holders—Payment of Interest” or the non-United States Holder is an exempt recipient and, in each case, the payor does not have actual knowledge that the beneficial owner is a United States person.

Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note effected outside of the United States by a foreign office of a “broker” (as defined in applicable Treasury regulations), provided that such broker is not:

•	a United States person, as defined in the Internal Revenue Code;

•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign partnership engaged in the conduct of a U.S. trade or business;

•	a foreign partnership that, at any time during its taxable year, has more than 50% its income or capital interests owned by U.S persons; or

•	a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States.

Payment of the proceeds of any sale effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax or information reporting if such broker has documentary evidence in its records that the beneficial owner is a non- United States Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any sale of a note effected by the United States office of a broker will be subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described above in “Non-United States Holders—Payment of Interest” or otherwise establishes an exemption from back-up withholding.

If you are a non-United States holder of notes, you should consult your tax advisor regarding the application of information reporting and backup withholding in your particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payments to you under the backup withholding rules will be allowed as a refund or a credit against your United States Federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

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PLAN OF DISTRIBUTION

The notes are being offered on a continuous basis for sale by us to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, BNY Capital Markets, Inc., Credit Suisse First Boston LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC, as agents. The agents, individually or in a syndicate, may purchase notes, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent, or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. If agreed to by us and an agent, that agent may also utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount of the notes, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from .125% to .750% of the principal amount of each note, depending upon its stated maturity, sold through that agent as our agent. Commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent as our agent will be negotiated between us and that agent at the time of that sale. In addition, we estimate our expenses incurred in connection with the offering and sale of the notes, including reimbursement of certain of the agent’s expenses, total approximately $800,000.

Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount of that note less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may sell notes it has purchased from us as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with that purchase from us to those dealers. After the initial offering of notes, the offering price (in the case of notes to be resold on a fixed offering price basis), the concession and the discount may be changed.

We reserve the right to withdraw, cancel or modify the offer made in this prospectus supplement without notice and may reject offers in whole or in part (whether placed directly with us or through the agents). Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in the specified currency in The City of New York on the date of settlement. See “Description of Notes—General.”

Upon issuance, the notes will not have an established trading market. The notes will not be listed on any securities exchange. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or that there will be liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market- making activity at any time.

In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, the applicable agents will be permitted to engage in certain transactions that stabilize the price of notes. Those transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If the agents create a short position in notes, i.e., if they sell notes in an amount exceeding the amount referred to in the applicable pricing supplement, they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these types of purchases.

Neither we nor any of the agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor any of the agents makes any representation that the agents will engage in any of those transactions or that those transactions, once commenced, will not be discontinued without notice.

The agents may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the agents against various liabilities, including

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liabilities under the Securities Act, or to contribute to payments the agents may be required to make in respect of those liabilities.

In the ordinary course of its businesses, the agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates. In particular, affiliates of some of the agents participate in our revolving credit facility and, accordingly, if any proceeds from the sale of notes are applied by us to amounts borrowed under that facility, those affiliates will receive a proportionate share of repaid amounts. In addition, a senior officer of J.P. Morgan Chase & Co., an affiliate of J.P. Morgan Securities Inc., is one of our directors. Also, The Bank of New York, an affiliate of BNY Capital Markets, Inc., is the trustee under the indenture.

From time to time, we may issue and sell other securities described in the accompanying prospectus, and those sales may reduce the aggregate initial offering price of the notes offered by this prospectus supplement.

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KIMCO REALTY CORPORATION
$1,000,000,000
Debt Securities, Preferred Stock,
Depositary Shares, Common Stock and Common Stock Warrants

We may from time to time offer up to $1,000,000,000 in aggregate initial offering price of the following securities on terms to be determined at the time of the offering:

•	Unsecured Senior Debt Securities;

•	Shares or Fractional Shares of Preferred Stock, par value $1.00 per share;

•	Depositary Shares representing Shares of Preferred Stock;

•	Shares of Common Stock, par value $.01 per share

•	Warrants to Purchase Common Stock;

Our common stock is traded on the New York Stock Exchange under the symbol “KIM.” We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the supplement to this prospectus will disclose the exchange or market.

Our debt securities, preferred stock, depositary shares representing shares of preferred stock, common stock and common stock warrants may be offered separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be set forth in a supplement to this prospectus. When we offer securities, we will provide specific terms of such securities in supplements to this prospectus.

In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes.

The securities offered by this prospectus may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Each prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any legend or statement required by state law or the Securities and Exchange Commission.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June 18, 2003.

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We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and the supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

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When used in this prospectus, “the Company,” “we,” “us,” or “our” refers to Kimco Realty Corporation and its direct and indirect subsidiaries on a consolidated basis.

ABOUT THIS PROSPECTUS

This prospectus constitutes part of a registration statement on Form S-3 filed by us under the Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information” before considering an investment in the securities offered by that prospectus supplement.

WHERE CAN YOU FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.

You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations at the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of any fees prescribed by the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), with the SEC and are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2002;

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2003;

•	Current Reports on Form 8-K filed on February 14, 2003, March 27, 2003, April 16, 2003, April 29, 2003, May 2, 2003, May 6, 2003, May 8, 2003, May 9, 2003 and June 9, 2003; and

•	Definitive proxy statement filed on April 7, 2003.

We are also incorporating by reference into this prospectus all documents that we have filed or will file with the SEC as prescribed by Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act since the date of this prospectus and prior to the termination of the sale of the securities offered by this prospectus and the accompanying prospectus supplement.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is

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inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

Copies of all documents which are incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request. Requests should be directed to our secretary, 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 (telephone number: (516) 869-9000). You may also obtain copies of these filings, at no cost, by accessing our website at http://www.kimcorealty.com; however, the information found on our website is not considered part of this prospectus or any accompanying prospectus supplement.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains certain historical and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) changes in general economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) financing risks, such as the inability to obtain equity or debt financing on favorable terms, (iv) changes in governmental laws and regulations (including changes to laws governing the taxation of REITs), (v) the level and volatility of interest rates, (vi) the availability of suitable acquisition opportunities and (vii) increases in operating costs. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. Accordingly, there is no assurance that our expectations will be realized.

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THE COMPANY

Overview

We began operations through a predecessor in 1966, and today are one of the nation’s largest publicly-traded owners and operators of neighborhood and community shopping centers (measured by gross leasable area, which we refer to as “GLA”).

As of April 21, 2003, we owned interests in 630 properties, including:

•	558 neighborhood and community shopping centers;

•	one regional mall;

•	41 retail store leases;

•	25 ground up development projects; and

•	five parcels of undeveloped land.

These properties have a total of approximately 91.0 million square feet of GLA and are located in 41 states, Canada and Mexico.

Our ownership interests in real estate consist of our consolidated portfolio and in portfolios in which we own an economic interest, such as; Kimco Income REIT, the RioCan Venture, Kimco Retail Opportunity Portfolio and other properties or portfolios where we also retain management. We believe our portfolio of neighborhood and community shopping center properties is the largest (measured by GLA) currently held by any publicly-traded REIT.

We believe that we have operated, and we intend to continue to operate, in such a manner to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). We are self-administered and self-managed through present management, which has owned and managed neighborhood and community shopping centers for more than 35 years. We have not engaged, nor do we expect to retain, any external advisors in connection with the operation of our properties. Our executive officers are engaged in the day-to-day management and operation of our real estate exclusively, and we administer nearly all operating functions for our properties, including leasing, legal, construction, data processing, maintenance, finance and accounting. Our executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 and our telephone number is (516) 869-9000.

In order to maintain our qualification as a REIT for federal income tax purposes, we are required to distribute at least 90% of our net taxable income, excluding capital gains, each year. Dividends on any preferred stock issued by us are included as distributions for this purpose. Historically, our distributions have exceeded, and we expect that our distributions will continue to exceed, our net taxable income each year. A portion of such distributions may constitute a return of capital. As a result of the foregoing, our consolidated net worth may decline. We however, do not believe that consolidated stockholders’ equity is a meaningful reflection of net real estate values.

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RISK FACTORS

You should carefully consider the following risks and all of the information set forth in this prospectus and any accompanying prospectus supplement before investing in our securities.

Loss of our tax status as a real estate investment trust would have significant adverse consequences to us and the value of our securities.

We elected to be taxed as a REIT for federal income tax purposes under the Code commencing with our taxable year beginning January 1, 1992. We currently intend to operate so as to qualify as a REIT and believe that our current organization and method of operation comply with the rules and regulations promulgated under the Code to enable us to qualify as a REIT.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. For example, in order to qualify as a REIT, at least 95% of our gross income in any year must be derived from qualifying sources, and we must satisfy a number of requirements regarding the composition of our assets. Also, we must make distributions to stockholders aggregating annually at least 90% of our net taxable income, excluding capital gains. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT, the federal income tax consequences of such qualification or the desirability of an investment in a REIT relative to other investments. Although we believe that we are organized and have operated in such a manner, we can give no assurance that we have qualified or will continue to qualify as a REIT for tax purposes.

If we lose our REIT status, we will face serious tax consequences that will substantially reduce the funds available to make payment of principal and interest on the debt securities we issue and to pay dividends to our stockholders. If we fail to qualify as a REIT:

•	we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates;

•	we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under statutory provisions, we could not elect to be subject to tax as a REIT for four taxable years following the year during which we were disqualified.

In addition, if we fail to qualify as a REIT, we would not be required to make distributions to stockholders.

As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and would adversely affect the value of our securities.

U.S. Federal income tax law developments could affect the desirability of investing in our common stock because of our REIT status.

In May 2003, legislation was enacted that reduces the maximum tax rate of non-corporate taxpayers for capital gains generally from 20% to 15% (from May 6, 2003 through 2008) and for dividends payable to non-corporate taxpayers generally from 38.6% to 15% (from January 1, 2003 through 2008). In general, dividends payable by REITs are not eligible for such treatment except in limited circumstances which we do not contemplate. However, the recent legislation reduces the maximum tax rate of non-corporate taxpayers on ordinary income from 38.6% to 35%.

Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends as more attractive relative to stocks of REITs. It is not possible to predict whether this change in perceived relative value will occur, or what the effect will be on the market price of our stock.

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Adverse market conditions and competition may impede our ability to generate sufficient income to pay expenses and maintain properties.

The economic performance and value of our properties are subject to all of the risks associated with owning and operating real estate including:

•	changes in the national, regional and local economic climate;

•	local conditions, including an oversupply of space in properties like those that we own, or a reduction in demand for properties like those that we own;

•	the attractiveness of our properties to tenants;

•	the ability of tenants to pay rent;

•	competition from other available properties;

•	changes in market rental rates;

•	the need to periodically pay for costs to repair, renovate and re-let space;

•	changes in operating costs, including costs for maintenance, insurance and real estate taxes;

•	the fact that the expenses of owning and operating properties are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the properties; and

•	changes in laws and governmental regulations, including those governing usage, zoning, the environment and taxes.

Downturns in the retailing industry likely will have a direct impact on our performance.

Our properties consist primarily of community and neighborhood shopping centers and other retail properties. Our performance therefore is linked to economic conditions in the market for retail space generally. The market for retail space has been or could be adversely affected by weakness in the national, regional and local economies, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, the excess amount of retail space in a number of markets, and increasing consumer purchases through catalogues and the internet. To the extent that any of these conditions occur, they are likely to impact market rents for retail space.

Failure by any anchor tenant with leases in multiple locations to make rental payments to us, because of a deterioration of its financial condition or otherwise, could impact our performance.

Our performance depends on our ability to collect rent from tenants. At any time, our tenants may experience a downturn in their business that may significantly weaken their financial condition. As a result, our tenants may delay a number of lease commencements, decline to extend or renew leases upon expiration, fail to make rental payments when due, close stores or declare bankruptcy. Any of these actions could result in the termination of the tenant’s leases and the loss of rental income attributable to the terminated leases. In addition, lease terminations by an anchor tenant or a failure by that anchor tenant to occupy the premises could result in lease terminations or reductions in rent by other tenants in the same shopping centers under the terms of some leases. In that event, we may be unable to re-lease the vacated space at attractive rents or at all. The occurrence of any of the situations described above, particularly if it involves a substantial tenant with leases in multiple locations, could impact our performance.

We may be unable to collect balances due from any tenants in bankruptcy.

We cannot assure you that any tenant that files for bankruptcy protection will continue to pay us rent. A bankruptcy filing by or relating to one of our tenants or a lease guarantor would bar all efforts by us to collect pre-bankruptcy debts from the tenant or the lease guarantor, or their property, unless we receive an order permitting us to do so from the bankruptcy court. A tenant or lease guarantor bankruptcy could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude collection of

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these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. However, if a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. Any unsecured claim we hold may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims, and there are restrictions under bankruptcy laws which limit the amount of the claim we can make if a lease is rejected. As a result, it is likely that we will recover substantially less than the full value of any unsecured claims we hold.

Real estate property investments are illiquid, and therefore we may not be able to dispose of properties when appropriate or on favorable terms.

Real estate property investments generally cannot be disposed of quickly. In addition, the federal tax code imposes restrictions on a REIT’s ability to dispose of properties that are not applicable to other types of real estate companies. Therefore, we may not be able to vary our portfolio in response to economic or other conditions promptly or on favorable terms.

We do not have exclusive control over our joint venture investments, so we are unable to ensure that our objectives will be pursued.

We have invested in some cases as a co-venturer or partner in properties, instead of owning directly. These investments involve risks not present in a wholly owned ownership structure. In these investments, we do not have exclusive control over the development, financing, leasing, management and other aspects of these investments. As a result, the co-venturer or partner might have interests or goals that are inconsistent with our interests or goals, take action contrary to our interests or otherwise impede our objectives. The co-venturer or partner also might become insolvent or bankrupt.

Our financial covenants may restrict our operating and acquisition activities.

Our revolving credit facility and the indenture under which our senior unsecured debt is issued contain certain financial and operating covenants, including, among other things, certain coverage ratios, as well as limitations on our ability to incur secured and unsecured debt, make dividend payments, sell all or substantially all of our assets and engage in mergers and consolidations and certain acquisitions. These covenants may restrict our ability to pursue certain business initiatives or certain acquisition transactions. In addition, failure to meet any of the financial covenants could cause an event of default under and/or accelerate some or all of our indebtedness, which would have a material adverse effect on us.

We may be subject to environmental regulations.

Under various federal, state, and local laws, ordinances and regulations, we may be considered an owner or operator of real property and may be responsible for paying for the disposal or treatment of hazardous or toxic substances released on or in our property or disposed of by us, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). This liability may be imposed whether or not we knew about, or were responsible for, the presence of hazardous or toxic substances.

Our ability to lease or develop properties is subject to competitive pressures.

We face competition in the acquisition, development, operation and sale of real property from individuals and businesses who own real estate, fiduciary accounts and plans and other entities engaged in real estate investment. Some of these competitors have greater financial resources than we do. This results in competition for the acquisition of properties, for tenants who lease or consider leasing space in our existing and subsequently acquired properties and for other real estate investment opportunities.

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Changes in market conditions could adversely affect the market price of our publicly traded securities.

As with other publicly traded securities, the market price of our publicly traded securities depends on various market conditions, which may change from time to time. Among the market conditions that may affect the market price of our publicly traded securities are the following:

•	the extent of institutional investor interest in the company;

•	the reputation of REITs generally and the reputation of REITs with portfolios similar to ours;

•	the attractiveness of the securities of REITs in comparison to securities issued by other entities (including securities issued by other real estate companies);

•	our financial condition and performance;

•	the market’s perception of our growth potential and potential future cash dividends;

•	an increase in market interest rates, which may lead prospective investors to demand a higher distribution rate in relation to the price paid for our shares; and

•	general economic and financial market conditions.

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USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition of neighborhood and community shopping centers as suitable opportunities arise, the expansion and improvement of certain properties in our portfolio, and the repayment or refinancing of indebtedness outstanding at that time. The factors which we will consider in any refinancing will include the amount and characteristics of any debt securities issued and may include, among others, the impact of such refinancing on our interest coverage, debt-to-capital ratio, liquidity and earnings per share. If we identify any specific use for the net proceeds from the sale of securities, we will describe such use in the accompanying prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

All periods presented below have been adjusted to reflect the impact of operating properties sold and classified as discontinued operations during the three months ended March 31, 2003 and for the year ended December 31, 2002 and for properties classified as held for sale as of December 31, 2002, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Our ratio of earnings to fixed charges for the three months ended March 31, 2003 and the years ended December 31, 2002, 2001, 2000, 1999 and 1998 was 3.3, 3.4, 3.3, 2.9, 2.7 and 2.6, respectively. Our ratio of earnings to combined fixed charges and preferred stock dividend requirements for the three months ended March 31, 2003 and the years ended December 31, 2002, 2001, 2000, 1999 and 1998 was 2.8, 2.9, 2.7, 2.3, 2.1 and 2.0, respectively.

For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest), amortization of capitalized interest and distributed income of equity investees to pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/loss from unconsolidated partnerships. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, and amortization of debt discounts and issue costs, whether expensed or capitalized.

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DESCRIPTION OF DEBT SECURITIES

Our unsecured senior debt securities are to be issued under an indenture, dated as of September 1, 1993, as amended by the first supplemental indenture, dated as of August 4, 1994, the second supplemental indenture, dated as of April 7, 1995, and as further amended or supplemented from time to time, between us and The Bank of New York (successor by merger to IBJ Schroder Bank & Trust Company), as trustee. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the trustee at 101 Barclay Street, 8th Floor, New York, New York 10286 or as described above under “Where You Can Find More Information.” The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the indenture and the debt securities to be issued thereunder are summaries of some of the provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and the debt securities. All section references appearing herein are to sections of the indenture.

General

The debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of that series (Section 301).

The indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 608). In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee (Section 609), and, except as otherwise indicated herein, any action described herein to be taken by the trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

For a detailed description of a specific series of debt securities, you should consult the prospectus supplement for that series. The prospectus supplement may contain any of the following information, where applicable:

(1)	the title and series designation of those debt securities;

(2)	the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;

(3)
if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities which is convertible into our common stock or our preferred stock, or the method by which any portion shall be determined;

(4)
if convertible, any applicable limitations on the ownership or transferability of our common stock or our preferred stock into which those debt securities are convertible which exist to preserve our status as a REIT;

(5)	the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;

(6)	the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

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(7)
the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which that interest will be payable, the regular record dates for the interest payment dates, or the method by which that date shall be determined, the person to whom that interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)
the place or places where (a) the principal of (and premium, if any) and interest, if any, on those debt securities will be payable, (b) those debt securities may be surrendered for conversion or registration of transfer or exchange and (c) notices or demands to or upon us in respect of those debt securities and the indenture may be served;

(9)
the period or periods within which, the price or prices at which, and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option, if we are to have that option;

(10)
our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;

(11)
if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)
whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

(13)	any additions to, modifications of or deletions from the terms of those debt securities with respect to the events of default or covenants set forth in the indenture;

(14)	whether those debt securities will be issued in certificated or book-entry form or both;

(15)
whether those debt securities will be in registered or bearer form and, if in registered form, their denominations if other than $1,000 and any integral multiple of $1,000 and, if in bearer form, their denominations and the terms and conditions relating thereto;

(16)	the applicability, if any, of the defeasance and covenant defeasance provisions of article fourteen of the indenture;

(17)	if those debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for those debt securities to be authenticated and delivered;

(18)
the terms, if any, upon which those debt securities may be convertible into our common stock or our preferred stock and the terms and conditions upon which that conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

(19)
whether and under what circumstances we will pay additional amounts as contemplated in the indenture on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making such payment; and

(20)	any other terms of those debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of their maturity. We refer to this type of debt securities as original issue discount

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securities. Any material or applicable special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Except as described under “Certain Covenants—Limitations on Incurrence of Debt” and under “Merger, Consolidation or Sale,” the indenture does not contain any other provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of our debt securities.

Furthermore, subject to the limitations set forth under “Merger, Consolidation or Sale,” we may, in the future, enter into certain transactions, such as the sale of all or substantially all of our assets or a merger or consolidation involving us, that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness, including the debt securities. In addition, restrictions on ownership and transfers of our common stock and our preferred stock are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

A significant number of our properties are owned through our subsidiaries. Therefore, our rights and those of our creditors, including holders of debt securities, to participate in the assets of those subsidiaries upon the liquidation or recapitalization of those subsidiaries or otherwise will be subject to the prior claims of those subsidiaries’ respective creditors (except to the extent that our claims as a creditor may be recognized).

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000 (Section 302).

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the trustee, initially located at 101 Barclay Street, 8th Floor, New York, New York 10286, provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder of that debt security on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the trustee, notice whereof shall be given to the holder of that debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the trustee. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written

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instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of debt securities (Section 305). If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither we nor any trustee shall be required to:

(1)
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2)	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3)
issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder of that debt security, except the portion, if any, of that debt security not to be so repaid (Section 305).

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

(1)
either we shall be the continuing corporation, or the successor corporation (if other than us) formed by or resulting from that consolidation or merger or which shall have received the transfer of our assets, shall expressly assume payment of the principal of (and premium, if any) and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

(2)
immediately after giving effect to that transaction and treating any indebtedness which becomes an obligation of ours or of any of our subsidiaries as a result thereof as having been incurred by us or that subsidiary at the time of that transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3)	an officer’s certificate and legal opinion covering the above conditions shall be delivered to the trustee (Sections 801 and 803).

Certain Covenants

Limitations on Incurrence of Debt.     We will not, and will not permit any of our subsidiaries to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of that additional Debt, the aggregate principal amount of all outstanding Debt of ours and of our subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of the sum of:

(1)
our Undepreciated Real Estate Assets (as defined below) as of the end of the calendar quarter covered in our annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if that filing is not permitted under the Securities Exchange Act, with the trustee) prior to the incurrence of that additional Debt; and

(2)
the purchase price of any real estate assets acquired by us or any of our subsidiaries since the end of that calendar quarter, including those obtained in connection with the incurrence of that additional Debt (Section 1004).

In addition to the foregoing limitation on the incurrence of Debt, we will not, and will not permit any of our subsidiaries to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security

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interest of any kind upon any of our property or the property of any of our subsidiaries if, immediately after giving effect to the incurrence of that additional Debt, the aggregate principal amount of all of our outstanding Debt and the outstanding Debt of our subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our property or the property of any of our subsidiaries is greater than 40% of the sum of:

(1)
our Undepreciated Real Estate Assets as of the end of the calendar quarter covered in our annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act, with the trustee) prior to the incurrence of that additional Debt; and

(2)
the purchase price of any real estate assets acquired by us or any of our subsidiaries since the end of that calendar quarter, including those obtained in connection with the incurrence of that additional Debt (Section 1004).

In addition to the foregoing limitations on the incurrence of Debt, we will not, and will not permit any of our subsidiaries to, incur any Debt if Consolidated Income Available for Debt Service (as defined below) for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which that additional Debt is to be incurred shall have been less than 1.5 times the Maximum Annual Service Charge (as defined below) on our Debt and the Debt of all of our subsidiaries to be outstanding immediately after the incurring of that additional Debt (Section 1004).

Restrictions on Dividends and Other Distributions.     We will not, in respect of any shares of any class of our stock:

(1)	declare or pay any dividends (other than dividends payable in the form of our stock) on our stock;

(2)	apply any of our property or assets to the purchase, redemption or other acquisition or retirement of our stock;

(3)	set apart any sum for the purchase, redemption or other acquisition or retirement of our stock; or

(4)
make any other distribution, by reduction of capital or otherwise if, immediately after that declaration or other action referred to above, the aggregate of all those declarations and other actions since the date on which the indenture was originally executed shall exceed the sum of:

(a)
Funds from Operations (as defined below) from June 30, 1993 until the end of the calendar quarter covered in our annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if that filing is not permitted under the Securities Exchange Act, with the trustee) prior to that declaration or other action; and

(b)
$26,000,000; provided, however, that the foregoing limitation shall not apply to any declaration or other action referred to above which is necessary to maintain our status as a REIT under the Code if the aggregate principal amount of all our outstanding Debt and the outstanding Debt of our subsidiaries at that time is less than 65% of our Undepreciated Real Estate Assets as of the end of the calendar quarter covered in our annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if that filing is not permitted under the Securities Exchange Act, with the trustee) prior to that declaration or other action (Section 1005).

Notwithstanding the foregoing, we will not be prohibited from making the payment of any dividend within 30 days of the declaration of that dividend if at the date of declaration that payment would have complied with the provisions of the immediately preceding paragraph (Section 1005).

Existence.     Except as permitted under “Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities (Section 1006).

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Maintenance of Properties.     We will cause all of our properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, all as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing for value our respective properties in the ordinary course of business (Section 1007).

Insurance.     We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage at least in an amount equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A:VIII in Best’s Key Rating Guide (Section 1008).

Payment of Taxes and Other Claims.     We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

(1)
all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our income, profits or property or the income, profits or property of any of our subsidiaries, and

(2)
all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1009).

Provision of Financial Information.     Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act, we will, to the extent permitted under the Securities Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were so subject, those documents to be filed with the SEC on or prior to the respective dates by which we would have been required so to file those documents if we were so subject. We will also in any event:

(1)	within 15 days of each date by which we would have been required to file those documents with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act:

(a)
transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders of debt securities, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to those Sections, and

(b)
file with the trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to those Sections, and

(2)
if filing those documents by us with the SEC is not permitted under the Securities Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder of debt securities (Section 1010).

Maintenance of Unencumbered Total Asset Value.     We will at all times maintain an Unencumbered Total Asset Value in an amount of not less than one hundred percent (100%) of the aggregate principal amount of all our outstanding Debt and the outstanding Debt of our subsidiaries that is unsecured (Section 1014).

Definitions Used for the Debt Securities

As used in the Indenture and the descriptions thereof herein,

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“Consolidated Income Available for Debt Service” for any period means our Consolidated Net Income (as defined below) and the Consolidated Net Income of our subsidiaries plus amounts which have been deducted for:

(1)	interest on our Debt and interest on the Debt of our subsidiaries,

(2)	provision for our taxes and the taxes of our subsidiaries based on income,

(3)	amortization of debt discount,

(4)	property depreciation and amortization, and

(5)	the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for that period.

“Consolidated Net Income” for any period means the amount of our consolidated net income (or loss) and the consolidated net income (or loss) of our subsidiaries for that period determined on a consolidated basis in accordance with generally accepted accounting principles.

“Debt” of ours or any of our subsidiaries means any indebtedness of ours or any of our subsidiaries, whether or not contingent, in respect of:

(1)	borrowed money or evidenced by bonds, notes, debentures or similar instruments,

(2)	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any of our subsidiaries,

(3)	letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense or trade payable, or

(4)
any lease of property by us or any of our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles,

in the case of items of indebtedness under (1) through (3) above to the extent that those items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by us or any of our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than us or any of our subsidiaries) (it being understood that Debt shall be deemed to be incurred by us or any of our subsidiaries whenever we or that subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Funds from Operations” for any period means our Consolidated Net Income and the Consolidated Net Income of our subsidiaries for that period without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses on investments in marketable securities and any provision/benefit for income taxes for that period, plus funds from operations of unconsolidated joint ventures, all determined on a consistent basis for that period.

“Maximum Annual Service Charge” as of any date means the maximum amount which may become payable in any period of 12 consecutive calendar months from that date for interest on, and required amortization of, Debt. The amount payable for amortization shall include the amount of any sinking fund or other analogous fund for the retirement of Debt and the amount payable on account of principal on any Debt which matures serially other than at the final maturity date of that Debt.

“Total Assets” as of any date means the sum of (1) our Undepreciated Real Estate Assets and (2) all our other assets determined in accordance with generally accepted accounting principles (but excluding goodwill and amortized debt costs).

“Undepreciated Real Estate Assets” as of any date means the amount of our real estate assets and the real estate assets of our subsidiaries on that date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

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“Unencumbered Total Asset Value” as of any date means the sum of our Total Assets which are unencumbered by any mortgage, lien, charge, pledge or security interest that secures the payment of any obligations under any Debt.

Events of Default, Notice and Waiver

The indenture provides that the following events are events of default with respect to any series of debt securities issued thereunder:

(1)	default for 30 days in the payment of any installment of interest on any debt security of that series;

(2)	default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3)	default in making any sinking fund payment as required for any debt security of that series;

(4)
default in the performance of any of our other covenants contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), continued for 60 days after written notice as provided in the indenture;

(5)
default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of our indebtedness or any mortgage, indenture or other instrument under which indebtedness is issued or by which that indebtedness is secured, that default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or that acceleration is not rescinded or annulled;

(6)
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of ours or any of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act) or either of our properties; and

(7)	any other event of default provided with respect to a particular series of debt securities (Section 501).

If an event of default under the indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in all of those cases the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders of debt securities). However, at any time after a declaration of acceleration with respect to debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) may rescind and annul that declaration and its consequences if:

(1)
we shall have deposited with the trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the trustee, and

(2)
all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) have been cured or waived as provided in the indenture (Section 502). The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the indenture, as the case may be) may waive any past default with respect to that series and its consequences, except a default:

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(a)	in the payment of the principal of (or premium, if any) or interest on any debt security of that series, or

(b)	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

The trustee is required to give notice to the holders of debt securities within 90 days of a default under the indenture; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if the responsible officers of the trustee consider that withholding to be in the interest of those holders of debt securities (Section 601).

The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof (Section 508).

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of those series not joining therein (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each of those defaults and the nature and status thereof (Section 1011).

Modification

Modifications and amendments of the indenture and debt securities may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities which are affected by such modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each of the debt securities affected thereby,

(1)	change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any debt security;

(2)
reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

(3)	change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

(4)	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

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(5)
reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

(6)
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security (Section 902).

The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by us with some of the covenants in the indenture (Section 1013).

Modifications and amendments of the indenture may be made by us and the trustee without the consent of any holder of debt securities for any of the following purposes:

(1)	to evidence the succession of another person to us as obligor under the indenture;

(2)	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

(3)	to add events of default for the benefit of the holders of all or any series of debt securities;

(4)
to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize some of the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5)
to change or eliminate any provisions of the indenture, provided that any of those changes or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of that provision;

(6)	to secure the debt securities;

(7)
to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of those debt securities into our common stock or our preferred stock;

(8)	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

(9)
to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect; or

(10)
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of those debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities,

(1)
the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of that determination upon declaration of acceleration of the maturity thereof,

(2)
the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. Dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. Dollar

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equivalent on the issue date of that debt security of the amount determined as provided in (1) above),

(3)
the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of that indexed security at original issuance, unless otherwise provided with respect to that indexed security pursuant to Section 301 of the indenture, and

(4)	debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of that other obligor shall be disregarded (Section 101).

The indenture contains provisions for convening meetings of the holders of debt securities of a series (Section 1501). A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any of those cases upon notice given as provided in the indenture (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum (Section 1504).

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

(1)	there shall be no minimum quorum requirement for that meeting, and

(2)
the principal amount of the outstanding debt securities of that series that vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether that request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (Section 1504).

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of that deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 401).

The indenture provides that, if the provisions of article fourteen of the indenture are made applicable to the debt securities of or within any series pursuant to Section 301 of the indenture, we may elect either:

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(1)
to defease and be discharged from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on those debt securities and the obligations to register the transfer or exchange of those debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of those debt securities and to hold moneys for payment in trust) (“defeasance”) (Section 1402); or

(2)
to be released from its obligations with respect to those debt securities under Sections 1004 to 1010, inclusive, and Section 1014 of the indenture (being the restrictions described under “Certain Covenants”) or, if provided pursuant to Section 301 of the indenture, its obligations with respect to any other covenant, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”) (Section 1403), in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

That type of trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance or covenant defeasance had not occurred, and that opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture (Section 1404).

“Government Obligations” means securities which are:

(1)
direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or

(2)
obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or that government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or that other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to that Government Obligation or a specific payment of interest on or principal of that Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt (Section 101).

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds or Government Obligations or both to effect defeasance or covenant defeasance with respect to debt securities of any series,

(1)
the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 301 of the indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

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(2)	a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which that debt security becomes payable as a result of that election or cessation of usage based on the applicable market exchange rate (Section 1405). “Conversion Event” means the cessation of use of:

(1)
a currency, currency unit or composite currency both by the government of the country which issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

(2)	the European Currency Unit, or ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or

(3)	any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. Dollars (Section 101).

In the event we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (4) under “Events of Default, Notice and Waiver” with respect to Sections 1004 to 1010, inclusive, and Section 1014 of the indenture (which Sections would no longer be applicable to those debt securities) or described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting that defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into other debt securities, our common stock or our preferred stock will be set forth in the applicable prospectus supplement relating thereto. Those terms will include whether those debt securities are convertible into other debt securities, our common stock or our preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders of debt securities, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those debt securities.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.

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DESCRIPTION OF COMMON STOCK

We have the authority to issue 200,000,000 shares of common stock, par value $.01 per share, and 102,000,000 shares of excess stock, par value $.01 per share. At June 9, 2003, we had outstanding 105,141,310 shares of common stock and no shares of excess stock. Prior to August 4, 1994, we were incorporated as a Delaware corporation. On August 4, 1994, we reincorporated as a Maryland corporation pursuant to an Agreement and Plan of Merger approved by our stockholders.

The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our debt securities or our preferred stock or upon the exercise of common stock warrants issued by us. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

Holders of our common stock will be entitled to receive dividends when, as and if authorized by our board of directors and declared by us, out of assets legally available therefor. Payment and declaration of dividends on the common stock and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay dividends on our preferred stock. Upon our liquidation, dissolution or winding up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock. The common stock will possess ordinary voting rights for the election of directors and in respect of other corporate matters, with each share entitling the holder thereof to one vote. Holders of common stock will not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the shares of our common stock voting for the election of directors will be able to elect all of the directors if they choose to do so and, accordingly, the holders of the remaining shares will be unable to elect any directors. Holders of shares of common stock will not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by us at a subsequent date. The common stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or similar rights.

Under Maryland law and our charter, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of common stock may be made only if, after giving effect to the distribution, we are able to pay our indebtedness as it becomes due in the usual course of business and our total assets are greater than our total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to the holders of common stock and we can pay our debts as they become due. We have complied with these requirements in all of our prior distributions to holders of common stock.

Restrictions on Ownership

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the income tests under the Code.

Subject to the exceptions specified in our charter, no holder may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 2% in value of the outstanding shares of our common stock. The constructive ownership rules are complex and may cause common stock owned actually or constructively by a group of related individuals or entities or both to be deemed constructively owned by one individual or entity. As a result, the acquisition of less than 2% in value of the common stock (or the acquisition of an interest in an entity which owns common stock) by an individual or entity could cause that

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individual or entity (or another individual or entity) to own constructively in excess of 2% in value of the common stock, and thus subject such common stock to the ownership limit.

Existing stockholders who exceeded the ownership limit immediately after the completion of our initial public offering of our common stock in November 1991 may continue to do so and may acquire additional shares through the stock option plan, or from other existing stockholders who exceed the ownership limit, but may not acquire additional shares from such sources such that the five largest beneficial owners of common stock could own, actually or constructively, more than 49.6% of the outstanding common stock, and in any event may not acquire additional shares from any other sources. In addition, because rent from related party tenants is not qualifying rent for purposes of the gross income tests under the Code, our charter provides that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the ownership limit), in excess of 9.8% in value of our outstanding common stock. We refer to this ownership limitation as the related party limit. Our board of directors may waive the ownership limit and the related party limit with respect to a particular stockholder (such related party limit has been waived with respect to the existing stockholders who exceeded the related party limit immediately after the initial public offering of our common stock) if evidence satisfactory to our board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of that waiver, our board of directors may require opinions of counsel satisfactory to it or an undertaking or both from the applicant with respect to preserving our REIT status. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. If shares of common stock in excess of the ownership limit or the related party limit, or shares which would otherwise cause the REIT to be beneficially owned by less than 100 persons or which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, are issued or transferred to any person, that issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares transferred in excess of the ownership limit or the related party limit, or shares which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will automatically be exchanged for shares of a separate class of stock, which we refer to as excess stock, that will be transferred by operation of law to us as trustee for the exclusive benefit of the person or persons to whom the shares are ultimately transferred, until that time as the intended transferee retransfers the shares. While these shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions (except upon liquidation). The shares may be retransferred by the intended transferee to any person who may hold those shares at a price not to exceed either:

(1)	the price paid by the intended transferee, or

(2)	if the intended transferee did not give value for such shares, a price per share equal to the market value of the shares on the date of the purported transfer to the intended transferee,

at which point the shares will automatically be exchanged for ordinary common stock. In addition, such shares of excess stock held in trust are purchasable by us for a 90-day period at a price equal to the lesser of the price paid for the stock by the intended transferee and the market price for the stock on the date we determine to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our board of directors determines that a violative transfer has occurred if no notice is provided.

All certificates representing shares of common stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than a specified percentage of the outstanding shares of common stock must file an affidavit with us containing the information specified in our charter within 30 days after January 1 of each year. In addition, each common stockholder shall upon demand be required to disclose to us in writing such information with respect to the actual and constructive ownership of shares as our board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

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The registrar and transfer agent for our common stock is The Bank of New York.

DESCRIPTION OF COMMON STOCK WARRANTS

We may issue common stock warrants for the purchase of our common stock. Common stock warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants.

The applicable prospectus supplement will describe the terms of the common stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

(1)	the title of those common stock warrants;

(2)	the aggregate number of those common stock warrants;

(3)	the price or prices at which those common stock warrants will be issued;

(4)	the designation, number and terms of the shares of common stock purchasable upon exercise of those common stock warrants;

(5)
the designation and terms of the other securities offered by this prospectus with which the common stock warrants are issued and the number of those common stock warrants issued with each security offered by this prospectus;

(6)	the date, if any, on and after which those common stock warrants and the related common stock will be separately transferable;

(7)	the price at which each share of common stock purchasable upon exercise of those common stock warrants may be purchased;

(8)	the date on which the right to exercise those common stock warrants shall commence and the date on which that right shall expire;

(9)	the minimum or maximum amount of those common stock warrants which may be exercised at any one time;

(10)	information with respect to book-entry procedures, if any;

(11)	a discussion of federal income tax considerations; and

(12)	any other material terms of those common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of those common stock warrants.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 3,600,000 shares of preferred stock, par value $1.00 per share, 345,000 shares of 7 3/4% Class A Cumulative Redeemable Preferred Stock, $1.00 par value per share, 230,000 shares of 8 1/2% Class B Cumulative Redeemable Preferred Stock, $1.00 par value per share, 460,000 shares of 8 3/8% Class C Cumulative Redeemable Preferred Stock, $1.00 par value per share, 700,000 shares of 7 1/2% Class D Cumulative Convertible Preferred Stock, $1.00 par value per share, 65,000 shares of Class E Floating Rate Cumulative Redeemable Preferred Stock, $1.00 par value per share, and 700,000 shares of 6.65% Class F Cumulative Redeemable Preferred Stock, $1.00 par value per share. We are also authorized to issue 345,000 shares of Class A Excess Preferred Stock, $1.00 par value per share, 230,000 shares of Class B Excess Preferred Stock, $1.00 par value per share, 460,000 shares of Class C Excess Preferred Stock, $1.00 par value

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per share, 700,000 shares of Class D Excess Preferred Stock, $1.00 par value per share, 65,000 shares of Class E Excess Preferred Stock, $1.00 par value per share, and 700,000 shares of Class F Excess Preferred Stock, $1.00 par value per share, which are reserved for issuance upon conversion of certain outstanding Class A preferred stock, Class B preferred stock, Class C preferred stock, Class D preferred stock, Class E preferred stock or Class F preferred stock, as the case may be, as necessary to preserve our status as a REIT. At June 9, 2003, 700,000 shares of Class F preferred stock, represented by 7,000,000 depositary shares, were outstanding.

Under our charter, our board of directors may from time to time establish and issue one or more classes or series of preferred stock and fix the designations, powers, preferences and rights of the shares of such classes or series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences.

The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws.

General

Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our board of directors or duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

You should refer to the prospectus supplement relating to the class or series of preferred stock offered thereby for specific terms, including:

(1)	The class or series, title and stated value of that preferred stock;

(2)	The number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

(3)	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

(4)	Whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

(5)	The procedures for any auction and remarketing, if any, for that preferred stock;

(6)	Provisions for a sinking fund, if any, for that preferred stock;

(7)	Provisions for redemption, if applicable, of that preferred stock;

(8)	Any listing of that preferred stock on any securities exchange;

(9)	The terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

(10)	Whether interests in that preferred stock will be represented by our depositary shares;

(11)	The relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in this prospectus;

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(12)
Any limitations on issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

(13)	A discussion of certain federal income tax considerations applicable to that preferred stock;

(14)
Any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve our status as a REIT; and

(15)	Any other material terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:

(1)	senior to all classes or series of our common stock and excess stock and to all of our equity securities the terms of which provide that those equity securities are junior to the preferred stock;

(2)	on a parity with all of our equity securities other than those referred to in clauses (1) and (3); and

(3)	junior to all of our equity securities the terms of which provide that those equity securities will rank senior to it.

For these purposes, the term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of our preferred stock of each class or series shall be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

Dividends on any class or series of our preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any class or series of our preferred stock for which dividends are noncumulative, then the holders of that class or series of our preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class or series are declared payable on any future dividend payment date.

If any shares of our preferred stock of any class or series are outstanding, no full dividends shall be authorized or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, on a parity with or junior to the preferred stock of that class or series for any period unless:

(1)
if that class or series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set part for that payment on the preferred stock of that class or series for all past dividend periods and the then current dividend period, or

(2)
if that class or series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series.

When dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred

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stock ranking on a parity as to dividends with the preferred stock of that class or series, all dividends declared upon shares of preferred stock of that class or series and any other class or series of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that class or series and that other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of that class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend) and that other class or series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.

Except as provided in the immediately preceding paragraph, unless: (1) if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (2) if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set aside for payment for the then current dividend period, then no dividends (other than in our common stock or other stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up) shall be authorized or paid or set aside for payment or other distribution shall be authorized or made upon our common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of that class or series as to dividends or upon liquidation, nor shall any common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon our liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of that stock) by us (except by conversion into or exchange for other of our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).

Any dividend payment made on shares of a class or series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that class or series which remains payable.

Redemption

If the applicable prospectus supplement so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, unless:

(1)
if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any class or series of preferred stock shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and

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(2)
if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current dividend period.

No shares of any class or series of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that class or series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that class or series.

In addition, unless:

(1)
if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any class or series of preferred stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and

(2)
if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that class or series (except by conversion into or exchange for our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).

If fewer than all of the outstanding shares of preferred stock of any class or series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of preferred stock of any class or series to be redeemed at the address shown on our stock transfer books. Each notice shall state:

(1)	the redemption date;

(2)	the number of shares and class or series of the preferred stock to be redeemed;

(3)	the redemption price;

(4)	the place or places where certificates for that preferred stock are to be surrendered for payment of the redemption price;

(5)	that dividends on the shares to be redeemed will cease to accrue on that redemption date; and

(6)	the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the shares of preferred stock of any class or series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

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Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of our stock ranking junior to that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each class or series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that class or series of preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of that class or series of preferred stock will have no right or claim to any of our remaining assets. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, then the holders of that class or series of preferred stock and all other classes or series of stock shall share ratably in that distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of shares of that class or series of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of stock ranking junior to that class or series of preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, neither our consolidation or merger with or into any other corporation, trust or other entity nor the sale, lease, transfer or conveyance of all or substantially all of our property or business shall be deemed to constitute our liquidation, dissolution or winding up.

Voting Rights

Except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement, holders of preferred stock will not have any voting rights.

Whenever dividends on any shares of that class or series of preferred stock shall be in arrears for six or more quarterly periods, regardless of whether those quarterly periods are consecutive, the holders of those shares of that class or series of preferred stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to our board of directors (and our entire board of directors will be increased by two directors) at a special meeting called by one of our officers at the request of a holder of that class or series of preferred stock or, if that special meeting is not called by that officer within 30 days, at a special meeting called by a holder of that class or series of preferred stock designated by the holders of record of at least 10% of the shares of any of those classes or series of preferred stock (unless that request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of stockholders, and at each subsequent annual meeting until:

(1)
if that class or series of preferred stock has a cumulative dividend, then all dividends accumulated on those shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment, or

(2)
if that class or series of preferred stock does not have a cumulative dividend, then four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least two-thirds

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of the shares of each class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (that class or series voting separately as a class),

(1)
authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that class or series of preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up or reclassify any of our authorized stock into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase those shares; or

(2)
amend, alter or repeal the provisions of the charter in respect of that class or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that class or series of preferred stock; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of that class or series, in each case ranking on a parity with or junior to the preferred stock of that class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect those rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that class or series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect that redemption.

Conversion Rights

The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock, debt securities or another series of preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock or those other series of preferred stock or the principal amount of debt securities into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of that class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that class or series of preferred stock.

Restrictions on Ownership

As discussed above under “Description of Common Stock—Restrictions on Ownership,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. Therefore, the applicable articles supplementary for each class or series of preferred stock will contain certain provisions restricting the ownership and transfer of that class or series of preferred stock. Except as otherwise described in the applicable prospectus supplement relating thereto, the provisions of each applicable articles supplementary relating to the ownership limit for any class or series of preferred stock will provide as follows:

Our preferred stock ownership limit provision will provide that, subject to some exceptions, no holder of that class or series of preferred stock may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, preferred stock in excess of the preferred stock ownership limit, which will be equal to 9.8% of the outstanding preferred stock of any class or series. The constructive ownership rules are complex and may cause preferred stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of any class or series of preferred stock (or the acquisition of an interest in an

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entity which owns preferred stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of that class or series of preferred stock, and thus subject that preferred stock to the preferred stock ownership limit.

Our board of directors will be entitled to waive the preferred stock ownership limit with respect to a particular stockholder if evidence satisfactory to our board of directors, with advice of our tax counsel, is presented that the ownership will not then or in the future jeopardize our status as a REIT. As a condition of that waiver, our board of directors may require opinions of counsel satisfactory to it or an undertaking or both from the applicant with respect to preserving our REIT status.

Such articles supplementary will provide that a transfer of shares of the class or series of preferred stock that results in a person actually or constructively owning shares of preferred stock in excess of the preferred stock ownership limit, or which would cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will be null and void as to the intended transferee, and the intended transferee will acquire no rights or economic interest in those shares. In addition, shares actually or constructively owned by a person in excess of the preferred stock ownership limit, or which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will be automatically exchanged for excess preferred stock, a separate class of preferred stock that will be transferred, by operation of law to us as trustee of a trust for the exclusive benefit of the transferee or transferees to whom the shares are ultimately transferred (without violating the preferred stock ownership limit). While held in trust, a class of excess preferred stock will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for that vote, and it will not be entitled to participate in any distributions made by us (except upon liquidation). The intended transferee or owner may, at any time a class of excess preferred stock is held by us in trust, transfer the class of excess preferred stock to any person whose ownership of that class or series of excess preferred stock would be permitted under the preferred stock ownership limit, at a price not to exceed either:

(1)	the price paid by the intended transferee or owner in the purported transfer which resulted in the issuance of that class of excess preferred stock; or

(2)
if the intended transferee did not give full value for that class of excess preferred stock, a price equal to the market price on the date of the purported transfer or the other event that resulted in the issuance of that class of excess preferred stock, at which time that class of excess preferred stock would automatically be exchanged for the corresponding class or series of preferred stock.

In addition, we have the right, for a period of 90 days during the time a class of excess preferred stock is held by us in trust, to purchase all or any portion of that class of excess preferred stock from the intended transferee or owner at a price equal to the lesser of:

(1)
the price paid for the stock by the intended transferee or owner (or, if the intended transferee did not give full value for that class of excess preferred stock, a price equal to the market price on the date of the purported transfer or other event that resulted in the issuance of that class of excess preferred stock), and

(2)	the closing market price for the corresponding class of preferred stock on the date we exercise our option to purchase the stock.

This period commences on the date of the violative transfer of ownership if the intended transferee or owner gives notice of the transfer to us, or the date our board of directors determines that a violative transfer or ownership has occurred if no notice is provided.

All certificates representing shares of a class or series of preferred stock will bear a legend referring to the restrictions described above.

The preferred stock ownership limit provision is set as a percentage of the number of outstanding shares of any class or series of preferred stock. As a result, if the number of shares of any class or series of preferred stock is reduced on a non-pro rata basis among all holders of that class or series, excess preferred stock may be created as a result of that reduction. In the event that our action causes that reduction of shares, we have agreed to exercise our option to repurchase those shares of that class or series of excess preferred

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stock if the intended owner notifies us that it is unable to sell its rights to that class or series of excess preferred stock.

All persons who own a specified percentage (or more) of our outstanding stock must file an affidavit with us containing information regarding their ownership of stock as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage is set between one-half of one percent and five percent, depending on the number of record holders of our stock. In addition, each stockholder shall upon demand be required to disclose to us in writing that information with respect to the actual and constructive ownership of shares of our stock as our board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution, in which case the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.

No distribution will be made in respect of any depositary share to the extent that it represents any class or series of preferred stock converted into excess preferred stock or otherwise converted or exchanged.

Withdrawal of preferred stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess

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preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption

Whenever we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.

Voting

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

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Conversion

The depositary shares, as such, are not convertible into our common stock (except as set forth in the proviso below) or any of our other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT; provided that the depositary shares representing our Class D preferred stock are convertible into our common stock. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of a class or series of preferred stock represented by the depositary shares evidenced by those depositary receipts into whole shares of our common stock, other shares of a class or series of preferred stock (including excess preferred stock) or other shares of stock, and we have agreed that upon receipt of those instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect that conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if that conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective shall be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if:

(1)	such termination is necessary to preserve our status as a REIT, or

(2)
a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts.

We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list each class or series of preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:

(1)	all outstanding depositary shares issued thereunder shall have been redeemed,

(2)
there shall have been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding up and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock, or

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(3)	each share of preferred stock subject to that deposit agreement shall have been converted into our stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, that resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a class or series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on those claims, requests or instructions received from us.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
TO US OF OUR REIT ELECTION

The following is a summary of the federal income tax considerations to us which are anticipated to be material to purchasers of the securities offered by this prospectus. This summary is based on current law, is for general information only and is not tax advice. Your tax treatment will vary depending upon the terms of the specific securities that you acquire, as well as your particular situation. This discussion does not attempt to address any aspects of federal income taxation relevant to your ownership of the securities offered by this prospectus. Instead, the material federal income tax considerations relevant to your ownership of the securities offered by this prospectus may be provided in the applicable prospectus supplement relating thereto.

The information in this section is based on:

•	the Internal Revenue Code;

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•	current, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions,

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received these rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion or the desirability of an investment in a REIT relative to other investments. Any change could apply retroactively to transactions preceding the date of the change. Except as described below, we have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or if challenged, will not be sustained by a court.

You are advised to consult the applicable prospectus supplement, as well as your own tax advisor, regarding the tax consequences to you of the acquisition, ownership and sale of the securities offered by this prospectus, including the federal, state, local, foreign and other tax consequences; our election to be taxed as a REIT for federal income purposes; and potential changes in the tax laws.

Taxation of the Company as a REIT

General.     We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year beginning January 1, 1992. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year beginning January 1, 1992. We intend to continue to operate in this manner, but there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT.

The sections of the Internal Revenue Code and the corresponding Treasury regulations that relate to the qualification and operation of a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

As a condition to the closing of each offering of the securities offered by this prospectus, other than offerings of medium term notes and as otherwise specified in the applicable prospectus supplement, our tax counsel will render an opinion to the underwriters of that offering to the effect that, commencing with our taxable year which began January 1, 1992, we have been organized in conformity with the requirements for qualification as a REIT, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion will be based on various assumptions and representations to be made by us as to factual matters, including representations to be made in a factual certificate to be provided by one of our officers. Our tax counsel will have no obligation to update its opinion subsequent to its date. In addition, this opinion will be based upon our factual representations set forth in this prospectus and set forth in the applicable prospectus supplement. Moreover, our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, no assurance can be given that our actual results of operation of any particular taxable year will satisfy those requirements. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

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If we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to stockholders. We will be required to pay federal income tax, however, as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference.

•
If we have (1) net income from the sale or other disposition of oreclosure property which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rates on this income. Foreclosure property is generally defined as property acquired by foreclosure or after a default on a loan secured by the property or a lease of the property.

•
We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT, we will be required to pay a 100% tax on an amount equal to (1) the gross income attributable to the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (b) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by (2) a fraction intended to reflect our profitability.

•
If we fail to distribute during each calendar year at least the sum of (1) 85% of our real estate investment trust ordinary income for such taxable year, (2) 95% of our real estate investment trust capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will be required to pay a 4% excise tax on the excess of that required distribution over the amounts actually distributed.

•
If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date we acquired the asset. A C corporation is generally defined as a corporation required to pay full corporate level tax. In addition, if we recognize gain on the disposition of any asset during the 10-year period beginning on the first day of the first taxable year for which we qualified as a REIT and we held the asset on the first day of this period, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the first day of the first taxable year for which we qualified as a REIT. The results described in this paragraph with respect to the recognition of gain assume that we have made and will make or refrained from making and will refrain from making a timely election under the relevant Treasury regulations to obtain the results described in this paragraph with respect to the recognition of gain.

•
We will be subject to a 100% penalty tax on any redetermined rents, redetermined deductions or excess interest. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of ours to any of our tenants. See “—Taxable REIT Subsidiaries.” Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Requirements for Qualification.     The Internal Revenue Code defines a REIT as a corporation, trust or association:

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(1)	that is managed by one or more trustees or directors,

(2)	that issues transferable shares or transferable certificates to evidence beneficial ownership,

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code,

(4)	that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code,

(5)	that is beneficially owned by 100 or more persons,

(6)
not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year, and

(7)	that meets other tests, described below, regarding the nature of its income, assets and the amount of its distribution.

The Internal Revenue Code provides that conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition (6), pension funds and other specified tax-exempt entities are generally treated as individuals, except that a “look-through” exception applies to pension funds.

We have satisfied condition (5) and believe that we have issued sufficient shares to allow us to satisfy condition (6). In addition, our charter provides, and the articles supplementary for any series of preferred stock will provide, for restrictions regarding ownership and transfer of our stock, which restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The ownership and transfer restrictions pertaining generally to our common stock and preferred stock are described in “Description of Common Stock—Restrictions on Ownership and Transfer” and “Description of Preferred Stock—Restrictions on Ownership and Transfer” or, to the extent those restrictions differ from those described in this prospectus, those restrictions will be described in the applicable prospectus supplement. There can be no assurance, however, that those transfer restrictions will in all cases prevent a violation of the stock ownership provisions described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in the applicable Treasury regulations requiring us to attempt to ascertain the actual ownership of our shares, and we do not know, and would not have known through the exercise of reasonable diligence, that we failed to meet the requirement set forth in condition (6) above, we will be treated as having met this requirement.

In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We have a calendar year.

Ownership of Qualified REIT Subsidiaries and Interests in Partnership.     We own and operate a number of properties through subsidiaries. Internal Revenue Code Section 856(i) provides that a corporation which is a “qualified REIT subsidiary” shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” shall be treated as assets, liabilities and items of the REIT. Thus, in applying the requirements described herein, our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction, and credit of those subsidiaries will be treated as our assets, liabilities and items. We have received a ruling from the IRS to the effect that all of the subsidiaries that were held by us prior to January 1, 1992, the effective date of our election to be taxed as a REIT, will be “qualified REIT subsidiaries” upon the effective date of our REIT election. Moreover, with respect to each subsidiary of ours formed subsequent to January 1, 1992 and prior to January 1, 1998, we have owned 100% of the stock of that subsidiary at all times during the period that subsidiary has been in existence. For tax years beginning on or after January 1, 1998, any corporation, other than a taxable REIT subsidiary, wholly owned by a REIT is permitted to be treated as a “qualified REIT subsidiary” regardless of whether that subsidiary has always been owned by the REIT.

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Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership. Also, we will be deemed to be entitled to the income of the partnership attributable to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership will retain the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests described below. The treatment described above also applies with respect to the ownership of interests in limited liability companies that are treated as partnerships. Thus, our proportionate share of the assets, liabilities and items of income of the partnerships and limited liability companies that are treated as partnerships in which we are a partner or a member, respectively, will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this prospectus.

Taxable REIT Subsidiary.     A REIT may own more than 10% of the voting securities of an issuer or 10% or more of the value of the securities of an issuer if the issuer is a taxable REIT subsidiary of the REIT. A corporation qualifies as a taxable REIT subsidiary of a REIT if the corporation jointly elects with the REIT to be treated as a taxable REIT subsidiary of the REIT. A taxable REIT subsidiary also includes any corporation in which a taxable REIT subsidiary owns more than 35% of the total vote or value. Dividends from a taxable REIT subsidiary will be nonqualifying income for purposes of the 75%, but not the 95% gross income test. Other than certain activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including, the provision of customary or noncustomary services to tenants of its parent REIT.

A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation.

Sections of the Internal Revenue Code which apply to tax years beginning after December 31, 2000 generally intended to insure that transactions between a REIT and its taxable REIT subsidiary occur at arm’s length and on commercially reasonable terms, include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level and debt to equity ratio. In some case, these sections of the Internal Revenue Code impose a 100% tax on a REIT if its rental, service and/or other agreements with its taxable REIT subsidiaries are not on arm’s length terms.

As a result of the modifications to the sections of the Internal Revenue Code which are described above and which are effective for taxable years beginning after December 31, 2000, we modified our ownership of the Service Company. Effective January 1, 2001, we made a joint election with the Service Company to treat the Service Company as a taxable REIT subsidiary. In addition, effective January 1, 2001, we contributed the note that was issued to us from the Service Company to the capital of the Service Company and acquired 100% of the voting stock of the Service Company. Thus, we currently own 100% of the stock of the Service Company and there is no debt outstanding between the Service Company and us.

Income Tests.     We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

•
First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, including rents from real property and, in some circumstances, interest or (b) some type of temporary investments.

•
Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, (b) dividends, interest and gain from the sale or isposition of stock or securities or (c) from any combination of the foregoing.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

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Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•
First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

•
Second, we, or an actual or constructive owner of 10% or more of our stock, do not actually or constructively own 10% or more of the interests in the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our ther tenants for comparable space.

•
Third, rent attributable to personal property, leased in connection with a lease of real property, is not greater than 5% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.”

•
Finally, we generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may employ a taxable REIT subsidiary which may be wholly or partially owned by us to provide both customary and noncustomary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of noncustomary services will, however, be nonqualified income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We have received a ruling from the Internal Revenue Service providing that the performance of the types of services provided by us will not cause the rents received with respect to those leases to fail to qualify as “rents from real property.” In addition, we generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take some of the actions set forth above to the extent those actions will not, based on the advice of our tax counsel, jeopardize our status as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect,

•	we attach a schedule of the sources of our income to our Federal income tax return, and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above under “—General,” even if these relief provisions apply, a tax would be imposed with respect to our non-qualifying income.

Prohibited Transaction Income.     Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. That prohibited transaction income may also have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all the facts and circumstances with respect

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to the particular transaction. We hold our properties for investment with a view to long-term appreciation, we are engaged in the business of acquiring, developing, owning and operating our properties and we make such occasional sales of the properties as are consistent with our investment objectives. There can be no assurance, however, that the Internal Revenue Service might not contend that one or more of those sales is subject to the 100% penalty tax.

Penalty Tax.     Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where:

•	Amounts are received by a REIT for services customarily furnished or rendered in connection with the rental of real property;

•	Amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception;

•	The taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•
Rents paid to the REIT by tenants who are not receiving servicesfrom the taxable REIT subsidiary are substantially comparable to the rents paid by the real estate investment trust’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; and

•	The taxable REIT subsidiary’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.

Asset Tests.     At the close of each quarter of our taxable year, we also must satisfy the following tests relating to the nature and diversification of our assets.

•
First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive these proceeds.

•	Second, not more than 25% of our total assets may be represented by securities other than those includible in the 75% asset test.

•
Third, for taxable years ending on or prior to December 31, 2000, of the investments included in the 25% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer’s outstanding voting securities.

•
Finally, for taxable years beginning after December 31, 2000, (a) not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries and (b) except for the securities of a taxable REIT subsidiary and securities included in the 75% asset test, not more than 5% of the value of our assets may be represented by securities of any one issuer and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, certain “straight debt” securities.

We currently have numerous direct and indirect wholly-owned subsidiaries. As set forth above, the ownership of more than 10% of the voting securities of any one issuer by a REIT is prohibited unless such subsidiary is a taxable REIT subsidiary. However, if our subsidiaries are “qualified REIT subsidiaries” as defined in the Internal Revenue Code, those subsidiaries will not be treated as separate corporations for

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federal income tax purposes. Thus, our ownership of stock of a “qualified REIT subsidiary” will not cause us to fail the asset tests.

Prior to January 1, 2001, we owned 100% of the nonvoting preferred stock of Kimco Realty Services, Inc. and did not own any of the voting securities of Kimco Realty Services, Inc. We refer to Kimco Realty Services, Inc. as the Service Company. Effective January 1, 2001, we made a joint election with the Service Company to treat the Service Company as a taxable REIT subsidiary. In addition, effective January 1, 2001, we acquired 100% of the voting stock of the Service Company and currently own 100% of the stock of the Service Company. We believe, and will represent to our counsel for purposes of its opinion, that (i) the value of the securities of the Service Company held by us did not exceed at the close of any quarter during a taxable year that ended on or prior to December 31, 2000 5% of the total value of our assets and (ii) the value of the securities of all our taxable REIT subsidiaries does not and will not exceed more than 20% of the value of our total assets at the close of each quarter during a taxable year that begins after December 31, 2000. Our tax counsel, in rendering its opinion as to our qualification as a REIT, will be relying on our representations to that effect with respect to the value of those securities and assets. No independent appraisals will be obtained to support this conclusion. There can be no assurance that the Internal Revenue Service will not contend that the value of the securities of the Service Company held by us exceeds the applicable value limitation.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by the disposition of sufficient nonqualifying assets within 30 days after the close of the quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within that time period, we would cease to qualify as a REIT.

Annual Distribution Requirements.     To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income, and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of non-cash income items over 5% of our REIT taxable income.

Our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income items includes income attributable to leveled stepped rents, original issue discount or purchase money discount debt, or a like-kind exchange that is later determined to be taxable.

We must pay these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for that year and if paid on or before the first regular dividend payment after that declaration. The amount distributed must not be preferential–i.e., each holder of shares of common stock and each holder of shares of each class of preferred stock must receive the same distribution per share. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing our REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy our distribution requirement. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirement due to timing differences between the actual receipt of income and actual

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payment of deductible expenses and the inclusion of that income and deduction of those expenses in arriving at our taxable income. In the event that those timing differences occur, in order to meet the distribution requirement, we may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will be required, however, to pay interest based upon the amount of any deduction claimed for deficiency dividends and would be subject to any applicable penalty provisions.

In addition, we will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following that year, at least the sum of 85% of our REIT ordinary income for that year, 95% of our REIT capital gain income for the year, plus, in each case, any undistributed taxable income from prior periods. Any REIT taxable income or net gain income on which this excise tax is imposed for any year is treated as an amount distributed that year for purposes of calculating the tax.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. That failure to qualify for taxation as a REIT could have an adverse effect on the market value and marketability of the securities offered by this prospectus. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. As a result, our failure to qualify as a REIT would substantially reduce the cash available for distribution by us to our stockholders. In that event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to specified limitations in the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to that statutory relief.

Other Tax Matters

Some of our investments are through partnerships which may involve special tax risks. These risks include possible challenge by the IRS of (a) allocations of income and expense items, which could affect the computation of our income, and (b) the status of the partnerships as partnerships, as opposed to associations taxable as corporations, for income tax purposes. Treasury Regulations that are effective as of January 1, 1997 provide that a domestic partnership is generally taxed as a partnership unless it elects to be taxed as an association taxable as a corporation. None of the partnerships in which we are a partner has made or intends to make that election. These Treasury Regulations provide that a partnership’s claimed classification will be respected for periods prior to January 1, 1997 if the entity had a reasonable basis for its claimed classification, and that partnership had not been notified in writing on or before May 8, 1996 that the classification of that entity was under examination. If any of the partnerships were treated as an association for a prior period, and (i) if our ownership in any of those partnerships exceeded 10% of the partnership’s voting interest or (ii) the value of that interest exceeded 5% of the value of our assets, we would cease to qualify as a REIT for that period and possibly future periods. Moreover, the deemed change in classification of that partnership from an association to a partnership effective as of January 1, 1997 would be a taxable event. We believe that each of the partnerships has been properly treated for tax purposes as a partnership, and not as an association taxable as a corporation. However, no assurance can be given that the Internal Revenue Service may not successfully challenge the status of any of the partnerships.

We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. Our state or local tax treatment may not conform to the federal income tax

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consequences described above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in us.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or may sell the securities offered by this prospectus to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities offered by this prospectus will be named in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Underwriters may offer and sell the securities offered by this prospectus at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities offered by this prospectus upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities offered by this prospectus for whom they may act as agent. Underwriters may sell the securities offered by this prospectus to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities offered by this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by this prospectus may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by this prospectus may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities offered by this prospectus from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in that prospectus supplement.

Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of the securities offered by this prospectus sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except:

(1)
the purchase by an institution of the securities offered by this prospectus covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject, and

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(2)
if the securities offered by this prospectus are being sold to underwriters, we shall have sold to those underwriters the total principal amount of the securities offered by this prospectus less the principal amount thereof covered by delayed delivery contracts.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for us and our subsidiaries in the ordinary course of business.

EXPERTS

The financial statements incorporated in this prospectus by reference to Kimco Realty Corporation and Subsidiaries’ Current Report on Form 8-K dated June 9, 2003 and Annual Report on Form 10-K for the year ended December 31, 2002, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, New York, New York. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel. Latham & Watkins LLP and any counsel for any underwriters, dealers or agents will rely on Venable, Baetjer and Howard, LLP, Baltimore, Maryland, as to certain matters of Maryland law. Certain members of Latham & Watkins LLP and their families own beneficial interests in less than 1% of our common stock.

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$400,000,000

Series C Medium-Term Notes
Due Nine Months or More
From Date of Issue

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

Banc of America Securities LLC

BNY Capital Markets, Inc.

Credit Suisse First Boston

Goldman, Sachs & Co.

JPMorgan

Morgan Stanley

UBS Investment Bank

Wachovia Securities

February 8, 2005